Exhibit 4.2

                                CREDIT AGREEMENT


                                      AMONG


                            E-LOAN AUTO FUND ONE, LLC



                                       AND



                                  E-LOAN, INC.

                                       AND



                             MERRILL LYNCH BANK USA





                            DATED AS OF JUNE 1, 2002



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                                TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION.......................................................1
   1.1    DEFINED TERMS........................................................1
   1.2    HEADINGS.............................................................1
   1.3    NUMBER...............................................................1
   1.4    CURRENCY.............................................................2
   1.5    ACCOUNTING PRINCIPLES................................................2
   1.6    PER ANNUM CALCULATIONS...............................................2
   1.7    SCHEDULES............................................................2

ARTICLE 2 CREDIT FACILITY......................................................3
   2.1    CREDIT FACILITY......................................................3
   2.2    USE OF PROCEEDS OF ADVANCES..........................................3
   2.3    REQUESTS FOR ADVANCES................................................3
   2.4    MANDATORY REPAYMENT OF ADVANCES......................................4
   2.5    OPTIONAL REPAYMENT OF ADVANCES.......................................4
   2.6    EXCESS SPREAD DEFICIENCY; SWAP SPREAD DEFICIENCY.....................5
   2.7    NOTE.................................................................6
   2.8    AUCTION OPTION UPON OCCURRENCE OF AN AUCTION OPTION TRIGGER EVENT....6

ARTICLE 3 INTEREST; COMMITMENT FEE; AND HEDGE STRATEGY.........................7
   3.1    INTEREST ON ADVANCES.................................................7
   3.2    INTEREST ON OVERDUE PRINCIPAL, INTEREST AND OTHER AMOUNTS............7
   3.3    COMMITMENT FEE.......................................................7
   3.4    TIMING OF PAYMENTS OF PRINCIPAL AND INTEREST.........................8
   3.5    PAYMENTS TO LENDER...................................................8
   3.6    CURRENCY OF PAYMENT..................................................8
   3.7    HEDGING STRATEGY.....................................................8

ARTICLE 4 SECURITY.............................................................9
   4.1    SECURITY.............................................................9

ARTICLE 5 DISBURSEMENT CONDITIONS.............................................10
   5.1    CONDITIONS PRECEDENT TO FIRST ADVANCE...............................10
   5.2    CONDITIONS PRECEDENT TO ALL OTHER ADVANCES..........................12
   5.3    WAIVER..............................................................13

ARTICLE 6 REPRESENTATIONS AND WARRANTIES......................................14
   6.1    REPRESENTATIONS AND WARRANTIES OF THE BORROWER......................14
   6.2    SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................17

ARTICLE 7 COVENANTS...........................................................18
   7.1    AFFIRMATIVE COVENANTS OF THE BORROWER...............................18
   7.2    NEGATIVE COVENANTS OF THE BORROWER..................................21
   7.3    COVENANTS OF THE SELLER.............................................23

ARTICLE 8 DISTRIBUTIONS FROM COLLECTION ACCOUNT...............................24
   8.1    DISTRIBUTIONS FROM COLLECTION ACCOUNT...............................24
   8.3    LENDER'S RECOURSE...................................................26

ARTICLE 9 DEFAULT.............................................................26



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   9.1    EVENTS OF DEFAULT..................................................26
   9.2    ACCELERATION AND TERMINATION OF RIGHTS.............................28
   9.3    REMEDIES...........................................................29
   9.4    SAVING.............................................................29
   9.5    PERFORM OBLIGATIONS................................................29
   9.6    THIRD PARTIES......................................................29
   9.7    REMEDIES CUMULATIVE................................................29
   9.8    SET-OFF OR COMPENSATION............................................30

ARTICLE 10 CHANGE OF CIRCUMSTANCES...........................................30
   10.1   CHANGE IN LAW......................................................30
   10.2   RESERVED...........................................................31
   10.3   ILLEGALITY.........................................................31
   10.4   CAPITAL REQUIREMENTS...............................................31
   10.5   DISCRETION OF LENDER AS TO MANNER OF FUNDING.......................32

ARTICLE 11 SUCCESSORS AND ASSIGNS............................................32
   11.1   SUCCESSORS AND ASSIGNS.............................................32
   11.2   PARTICIPATION......................................................33

ARTICLE 12 MISCELLANEOUS PROVISIONS..........................................33
   12.1   CAPITALIZED TERMS..................................................33
   12.2   SEVERABILITY.......................................................33
   12.3   AMENDMENT, SUPPLEMENT OR WAIVER....................................33
   12.4   GOVERNING LAW......................................................33
   12.5   THIS AGREEMENT TO GOVERN...........................................34
   12.6   PERMITTED ENCUMBRANCES.............................................34
   12.7   EXPENSES AND INDEMNITY.............................................34
   12.8   MANNER OF PAYMENT AND TAXES........................................37
   12.9   THIRD PARTY BENEFICIARY............................................37
   12.10  NOTICES............................................................37
   12.11  BORROWER'S ACCOUNT AND CONCENTRATION ACCOUNT.......................39
   12.12  LENDER ACCOUNT.....................................................39
   12.13  TIME OF THE ESSENCE................................................39
   12.14  FURTHER ASSURANCES.................................................39
   12.15  TERM OF AGREEMENT..................................................39
   12.16  PAYMENTS ON BUSINESS DAY...........................................39
   12.17  COUNTERPARTS AND FACSIMILE.........................................40
   12.18  ENTIRE AGREEMENT...................................................40
   12.19  SUBMISSION TO JURISDICTION.........................................40
   12.20  NO WAIVER; REMEDIES CUMULATIVE.....................................41
   12.21  WAIVERS BY BORROWER................................................41
   12.22  WAIVER OF JURY.....................................................41
   12.23  EXCEPTIONS TO COVENANTS............................................41
   12.24  SURVIVAL...........................................................41
   12.25  MAXIMUM INTEREST RATE..............................................42
   12.26  SEVERABILITY.......................................................42

   SCHEDULE A DEFINED TERMS...................................................1

   SCHEDULE B DRAWDOWN NOTICE.................................................1*

   SCHEDULE C SELLER CERTIFICATE..............................................1*


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   SCHEDULE D ACKNOWLEDGMENT OF CUSTODIAN.....................................1*

   SCHEDULE E RESERVED........................................................1*

   SCHEDULE F MONTHLY SERVICER REPORT.........................................1*

   SCHEDULE G BORROWER'S INSURANCE COVERAGE...................................1*

   SCHEDULE H BORROWER'S OWNERSHIP............................................1*

   SCHEDULE I FORM OF GENERAL UNDERWRITING CRITERIA...........................1*

   SCHEDULE J ELIGIBILITY CRITERIA............................................1*

   SCHEDULE K FORM OF RELEASE AGREEMENT.......................................1*

   SCHEDULE L FORM OF REVOLVING CREDIT NOTE...................................1

   SCHEDULE M PERMITTED ENCUMBRANCES..........................................1*

   SCHEDULE N FORM OF DEALER AGREEMENT........................................1*

   SCHEDULE O FORM OF E-FUND AGREEMENT........................................1*

   SCHEDULE P FORM OF NOTE AND SECURITY AGREEMENT.............................1*

*Schedules have been omitted as non-material and will be provided in accordance with Item 601 of Regulation S-K.

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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made as of the 1st day of June, 2002 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, this "Agreement"), by and between E-LOAN AUTO FUND ONE, LLC, a limited liability company organized pursuant to the laws of the State of Delaware (together with its successors and assigns, the "Borrower"), E-LOAN, INC., a corporation organized pursuant to the laws of the State of Delaware (whether in its individual capacity or in its capacity as originator/seller "Seller" and in its capacity as administrator "Administrator") and MERRILL LYNCH BANK USA, an industrial loan company organized pursuant to the laws of the State of Utah (together with its successors and assigns, the "Lender").

RECITALS:

A. The Borrower wishes to obtain from the Lender a credit facility in a maximum principal amount equal to the Credit Facility Limit (as defined herein) for the purpose of financing the acquisition of the Contracts, the Receivables and any other Related Tranche Collateral (each, as defined herein) from the Seller pursuant to the Contribution and Sale Agreement and for general business purposes; and

B. The Lender has agreed to establish a credit facility in favor of the Borrower, but only upon the terms and subject to the conditions contained in this Agreement and in reliance on the representations and warranties of the Borrower and the Seller set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINED TERMS

         In this Agreement, unless something in the subject matter or the context is inconsistent therewith, capitalized terms used and not otherwise defined herein shall have the respective meanings attributed to such terms in Schedule A hereto.

1.2      HEADINGS

         The division of this Agreement into Articles and Sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to "Articles", "Sections" or "Exhibits" are to Articles, Sections or Exhibits of this Agreement.

1.3      NUMBER

         Words importing the singular number only shall include the plural and VICE VERSA, words importing any gender shall include all genders, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and VICE VERSA, and references to statutes or to agreements or other contractual instruments shall, unless otherwise provided, be deemed to include all present or future amendments, supplements, restatements or replacements thereof.

1.4      CURRENCY

         Except as otherwise specifically provided herein, all monetary amounts in this Agreement are stated in U.S. Dollars.

1.5      ACCOUNTING PRINCIPLES

         Wherever in this Agreement reference is made to GAAP, such reference shall be deemed to be to GAAP, applicable (except as otherwise specifically provided) on a consolidated basis as of the date on which any calculation is made or required to be made in accordance with GAAP. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any other Credit Document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein, be made in accordance with GAAP applied on a consistent basis.

1.6      PER ANNUM CALCULATIONS

         Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest "per annum" or a similar expression is used, such interest shall be calculated using the nominal rate method, and not the effective rate method, of calculation and on the basis of a calendar year of 360 days. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement.

1.7      SCHEDULES

         The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

         Schedule A........      -     Defined Terms
         Schedule B........      -     Drawdown Notice
         Schedule C........      -     Seller Certificate
         Schedule D........      -     Acknowledgment of Custodian
         Schedule E........      -     Reserved
         Schedule F........      -     Monthly Servicer Report
         Schedule G........      -     Borrower's Insurance Coverage
         Schedule H........      -     Borrower's Capitalization
         Schedule I........      -     Form of General Underwriting Criteria
         Schedule J........      -     Eligibility Criteria
         Schedule K........      -     Form of Release Agreement
         Schedule L........      -     Form of Revolving Credit Note
         Schedule M........      -     Permitted Encumbrances
         Schedule N........      -     Form of Dealer Agreement
         Schedule O........      -     Form of E-Fund Agreement
         Schedule P........      -     Form of Note and Security Agreement

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                                   ARTICLE 2
                                 CREDIT FACILITY

2.1      CREDIT FACILITY

         2.1.1 Upon and subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower and the Seller set forth herein, the Lender hereby agrees to provide a revolving credit facility (the "Credit Facility") of immediately available funds to the Borrower, on a revolving basis, from the Closing Date until the Commitment Termination Date, provided that if such day is not a Business Day, the immediately succeeding Business Day, in a maximum principal amount not to exceed the Credit Facility Limit. The Lender in its sole discretion may extend the Commitment Expiration Date for an additional 364 days or less (after a written request from Borrower, not earlier than one hundred thirty-five (135) days prior to the Commitment Expiration Date). After receipt of any such request to extend the Commitment Expiration Date, the Lender shall notify the Borrower within forty-five (45) days of any such request of (x) its intent to extend the Commitment Expiration Date and (y) the terms of any such extension; provided that any requested amendments to the Credit Documents in connection with any such extension shall be on commercially reasonable terms.

         2.1.2 Prior to the Commitment Termination Date, the principal amount of any Advance that is repaid may be reborrowed from time to time, subject to the terms of this Agreement.

         2.1.3 The right of the Borrower to obtain any Advance hereunder shall be automatically terminated on the Commitment Termination Date.

2.2      USE OF PROCEEDS OF ADVANCES

         The Borrower shall use the proceeds of all Advances to acquire the Contracts, the Receivables and any other Related Tranche Collateral acquired by the Borrower from the Seller on the related Drawdown Date, and for general business purposes. The Borrower hereby directs the Lender to pay all Advances hereunder directly to the Concentration Account (or as the Borrower may otherwise direct the Lender in writing from time to time), in each case for the purpose of funding Contracts acquired by the Borrower from the Seller on such date.

2.3      REQUESTS FOR ADVANCES

     2.3.1 Subject to the prior satisfaction of all conditions precedent stipulated in Article 5 of this Agreement, the Lender will make the requested amount of an Advance available to the Borrower on a Drawdown Date selected by the Borrower, to the extent it does not (i) exceed the related Initial Advance Amount for such Tranche and (ii) result in the sum of all outstanding Advances on such day exceeding the Credit Facility Limit on such day, by depositing such amount into the Seller's Account (or as the Borrower may otherwise direct to the Lender in writing from time to time). Each Advance shall be in a minimum amount of One Million Dollars ($1,000,000). There shall be no more than one (1) Advance made on any Business Day.

     2.3.2 The Borrower shall (i) give the Lender irrevocable notice (by facsimile or an electronic format acceptable to the Lender) of any request for an Advance (each such notice, a "Drawdown Notice"), in the form attached hereto as Schedule B (or as otherwise agreed to by the Lender in respect of the first Advance), which Drawdown Notice, if delivered by an electronic format acceptable to the Lender, shall be deemed to have been duly executed and delivered by the Borrower when sent to the Lender in an electronic format acceptable to the Lender, on or prior to 1:00 p.m. (New York time) on the first Business Day prior to the Drawdown Date relating to such Advance (but not more than three (3)



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Business Days prior to such Drawdown Date), (ii) deliver, or cause the Seller to deliver, to the Lender an executed Seller Certificate, in the form attached hereto as Schedule C, on or prior to 1:00 p.m. (New York time) on the first Business Day prior to the Drawdown Date relating to such Advance (but not more than three (3) Business Days prior to such Drawdown Date), and (iii) deliver the Receivables Files to the Custodian and cause the Custodian to deliver, by facsimile or an electronic format to the Lender, an Acknowledgment of Custodian substantially in the form attached as Schedule D hereto (an "Acknowledgement of Custodian") and evidencing receipt by the Custodian of all Acknowledged
Receivable  Files  (as  defined  in  the  Servicing  and  Custodian   Agreement)
(including an originally executed copy of the Contract included in each such file) for each Contract to be added as Collateral on the related Drawdown Date, which Acknowledgement of Custodian, if delivered by an electronic format acceptable to the Lender, shall be deemed to have been duly executed and delivered by the Custodian when sent to the Lender in an electronic format acceptable to the Lender, on or prior to 11:59 p.m. (Missouri time) on the first Business Day prior to the Drawdown Date relating to such Advance, but in each case, not more than three (3) Business Days prior to such Drawdown Date.

     2.3.3 Each Drawdown Notice shall include a schedule (a "Schedule of Contracts"), in the form attached as Appendix A to Schedule B, identifying the Contracts which comprise the Related Tranche Collateral for such Advance (provided that all Contracts and other Collateral shall constitute security for payment and performance of all Obligations), which Schedule of Contracts shall be current as of close of business on the date of the Drawdown Notice (the "Cutoff Date"). The Borrower shall ensure that each Contract identified on a Schedule of Contracts is an Eligible Contract as of the date of the related Advance and is identified by its Tranche. The Borrower shall not identify any Contract or any Receivable in a Schedule of Contracts, if immediately prior to the date of the applicable Drawdown Notice, such Contract or such Receivable already formed part of the Collateral.

2.4      MANDATORY REPAYMENT OF ADVANCES

     2.4.1 On the Termination Date, the Borrower shall repay to the Lender the Aggregate Loan Balance, together with (i) all accrued and unpaid interest with respect to the related Advances and (ii) all other Obligations under or in connection with this Agreement.

     2.4.2 The Borrower shall repay to the Lender on each Payment Date the Monthly Principal Payment with respect to each Tranche. On each Payment Date on and after the Commitment Termination Date, all amounts on deposit in the Collection Account, after payment of amounts then due and payable pursuant to clauses (a) through (c) of Section 8.1, shall be applied against the entire outstanding Aggregate Loan Amount (whether or not such principal is then due).

     2.4.3 Any amounts due and owing to the Borrower from the Seller for the repurchase of any Receivable pursuant to Section 3.2 of the Contribution and Sale Agreement shall be deposited directly into the Lender's Account (or as the Lender may otherwise direct in writing to the Borrower) and shall be applied to reduce the related Outstanding Tranche Loan Balance together with all accrued and unpaid interest payable in respect of the related repurchased Receivable(s).

2.5      OPTIONAL REPAYMENT OF ADVANCES

     2.5.1 The Borrower shall not have the right to repay all or any portion (except for (i) the final mandatory repayment on the Termination Date, (ii) any repayment necessary to cure an Excess Spread Deficiency or Swap Spread Deficiency in accordance with Section 2.6.2, (iii) any repayments in accordance with Section 8.1, in an amount not less than $10,000,000 or (iv) as otherwise expressly provided by this Agreement) of any outstanding Tranche except as permitted by the Lender. The terms and conditions of any such prepayment shall be determined by the Lender in its sole discretion.

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     2.5.2  So long as no Event of  Default  or  Pending  Event of  Default  has
occurred and is then continuing on the date of any repayment effected pursuant to this Section 2.5:

     (a) the Borrower shall provide a schedule (a "Schedule of Removed Contracts") identifying the Contracts and the related Receivables that are to be released from the security interest previously granted to the Lender for the benefit of itself, any other Lender and each Hedge Counterparty under the Auto Fund Security Agreement, on the date of such repayment; and

     (b) the Lender shall, promptly upon its receipt of the full amount of a repayment made by the Borrower as provided in Section 2.5.3 and written direction from the Lender, execute and deliver to the Borrower a release agreement (in the form attached hereto as Schedule K) and a UCC-3 partial release (to the extent necessary or desirable) with the related Schedule of Removed Contracts attached to such UCC-3 in order to release from the security interest granted to the Lender, the Contracts, the related Receivables and the other related Collateral identified therein; provided that such release will not result in either (x) the Aggregate Loan Balance on such day of repayment being greater than the Credit Facility Limit on such day or (y) the related Outstanding Tranche Loan Balance on such day of repayment being greater than the Target Tranche Loan Balance on such day.

     2.5.3 On the date of any repayment effected pursuant to this Section 2.5, the Borrower shall deposit to the Lender Account such repayment amount together with any Breakage Fee then payable and with all interest accrued and unpaid with respect to the Advance (or the part thereof) that is then repaid by the Borrower to the extent that any such repayment amount or interest thereon is not deposited to the Lender Account pursuant to Section 8.1.

     2.5.4 The Borrower shall on demand by the Lender indemnify the Lender for any loss or expense (including any Breakage Fee) which the Lender incurs as a result of any repayment made by the Borrower pursuant to Section 2.5 on any Business Day which is not a Payment Date.

     2.5.5 Any repayments made by the Borrower pursuant to this Section 2.5 shall be applied: first, to the repurchase of any Receivables that are Defaulted Receivables and then, to the repurchase of any remaining Receivables identified on the Borrower's related Schedule of Removed Contracts; provided however, that any Defaulted Receivable repurchased hereunder may be rehypothicated to the Lender by the Borrower pursuant to a future Advance after the related defaults or delinquencies under such Receivable are cured by the related Obligor in accordance with the terms of such Receivable.

2.6      EXCESS SPREAD DEFICIENCY; SWAP SPREAD DEFICIENCY

     2.6.1 On the last Business Day of each Monthly Period, the Borrower covenants that the Excess Spread shall be an amount equal to or greater than 1.5%; and the Swap Spread shall be an amount equal to or greater than the applicable Required Swap Spread.

     2.6.2 An excess spread deficiency (an "Excess Spread Deficiency") or a swap spread deficiency ("Swap Spread Deficiency") shall occur if, as of the last Business Day of any Monthly Period, the Excess Spread shall be less than 1.5% or the Swap Spread shall be less than the Required Swap Spread, respectively. If an Excess Spread Deficiency or a Swap Spread Deficiency shall exist, the Lender shall have the right to lower the Initial Advance Rate, by an amount equal to two and one-half (2.5) times such deficiency, with respect to all Advances to compensate for any such deficiency.

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     2.6.3 The Borrower  shall on demand by the Lender  indemnify the Lender for any loss or expense (including any Breakage Fee) which the Lender incurs as a result of any repayment made by the Borrower pursuant to Section 2.6.2 on any Business Day other than a Payment Date.

2.7      NOTE

     2.7.1 The Borrower's obligation to pay the principal of and interest on all amounts advanced by the Lender pursuant to all Advances shall be evidenced by a note of the Borrower (the "Note"), which shall (1) be dated the Closing Date,
(2) be in the stated principal amount of up to $600,000,000, (3) bear interest as provided herein, (4) be payable to the order of the Lender and mature on the Termination Date, (5) be entitled to the benefit of the Auto Fund Security Agreement and (6) be substantially in the form of Schedule L to this Agreement.

     2.7.2 The Lender shall make notations in its books and records regarding the date and amount of each Advance made by the Lender and the amount of each repayment or prepayment of principal and payment of interest made by the Borrower with respect to such Advance. Lender is irrevocably authorized by the Borrower to endorse its Note and the Lender's record shall be conclusive absent manifest error; provided, however, that the failure of Lender to make, or an error in making, such a notation with respect to any Advance shall not limit or otherwise affect the Obligations of the Borrower hereunder or under the Note.

2.8      AUCTION OPTION UPON OCCURRENCE OF AN AUCTION OPTION TRIGGER EVENT

     2.8.1 At any time on or after the Commitment Expiration Date, the Lender shall have the option to purchase or sell all of the Receivables at a purchase price (the "Call Purchase Price") equal to the fair value of such Receivables (the "Call Option"). The fair value of the Receivables shall be reasonably determined by the Lender, provided that the manner set forth in paragraph (b) shall be deemed to be reasonable.

     2.8.2 At any time on or after the Commitment Expiration Date, if the Lender shall so direct the Borrower, the Borrower shall sell the Receivables at a commercially reasonable auction acceptable to the Lender (as determined in the Lender's sole discretion), and the Call Purchase Price shall be equal to the proceeds from the sale of the Receivables at such auction. No sale of the Receivables shall be permitted or final without the consent of the Lender. There shall be no restrictions on the ability of the Lender or any of its Affiliates to bid at such auction. If the purchaser is the Lender, the purchase price (or any portion thereof) may be paid by the offset of the right to receive an equivalent amount of fees, interest, principal and other amounts payable to the Lender under the Credit Documents, and, in the case of principal, whether or not such principal is then due. The fees and expenses of the auction shall be paid by the Borrower after the repayment of the Aggregate Loan Balance, interest, fees and all other amounts owed (whether due or accrued) under the Credit Documents to the Hedge Counterparties, the Lenders and the Secured Party at such time. The purchaser in such auction sale will purchase the Receivables free and clear of all Encumbrances of the Secured Party and the Lender as long as the purchase price paid by the purchaser in respect of the sold Receivables is paid (in immediately available funds of the United States of America) in full to the Collection Account. The Borrower, the Lender and the Secured Party agree to execute any assignments, releases and other documents reasonably necessary or appropriate for the purchaser to purchase the Receivables.

     2.8.3 At any time on or after the Commitment Expiration Date, the Lender may exercise the Call Option by delivering a written notice to the Borrower setting forth the proposed date of the Lender's purchase or sale of the Receivables and the manner in which the Lender proposes that the Call Purchase Price be determined. If the Lender provides that the Call Purchase Price will be determined in accordance with Section 2.8.2, the Lender shall also set forth in such notice the proposed date, place and manner (in reasonable detail) of the auction of the Receivables, and the closing of such purchase and sale shall be immediately following such auction; provided that none of the Receivables may be sold to any bidder without the prior written consent of the Lender.

     2.8.4 The Call Purchase Price shall be applied in accordance with Section 8.1; provided that any non-cash proceeds from the sale of the Receivables shall be delivered, assigned and otherwise transferred to the Secured Party for the benefit of the Lenders and the Hedge Counterparties for satisfaction of any outstanding obligations of the Borrower.

                                   ARTICLE 3
                  INTEREST; COMMITMENT FEE; AND HEDGE STRATEGY

3.1  INTEREST ON ADVANCES

     3.1.1 Each Advance shall bear interest in U.S. Dollars during each Interest Period applicable thereto, on the outstanding amount of such Advance, at a rate per annum equal to LIBOR for such Interest Period plus 1.00% per annum, subject to the provisions of Section 12.25 below.

     3.1.2 Subject to the terms of this Agreement, interest in respect of each Advance shall accrue from day to day and shall be payable monthly on each Payment Date, in arrears, calculated on the basis of actual days elapsed during the Interest Period applicable to such Advance, and computed on a year consisting of 360 days.

3.2  INTEREST ON OVERDUE PRINCIPAL, INTEREST AND OTHER AMOUNTS

     If the Borrower does not pay when due any principal, interest, Breakage Fee or other amount owed by the Borrower hereunder (whether on any Payment Date, on the Termination Date, by acceleration or otherwise), such overdue amount shall bear interest in U.S. Dollars (both before and after judgment, if applicable), the interest on such overdue amount shall be payable on demand, and the interest on such overdue amount shall be at a rate per annum equal to LIBOR on the LIBOR Determination Date relating to the Interest Period immediately preceding such date of non-payment plus 2.00% per annum from the date of such non-payment to but excluding the date of payment in full of such overdue amount to the Lender (which LIBOR shall change automatically and without notice to the Borrower each Payment Date following such date of non-payment to LIBOR applicable on the LIBOR Determination Date relating to such Payment Date), subject to the provisions of
Section 12.25 below.

3.3  COMMITMENT FEE

     3.3.1 In consideration of the Lender's commitment hereunder in respect of the Credit Facility, on the Closing Date, the Borrower or the Seller (as the sole economic member of the Borrower) shall pay to the Lender a one time commitment fee (the "Commitment Fee"), for the availability of the Credit Facility, in the amount equal to the difference between (i) $250,000 minus (ii) the Good Faith Deposit.

     3.3.2 The Borrower agrees with the Lender that (i) the Commitment Fee shall be conclusively deemed to have been fully earned on the Closing Date and, once paid, shall not be refundable in whole or in part in any circumstances, and (ii) payment of the Commitment Fee shall not constitute or give rise to any obligation on the part of the Lender to make any Advance under this Agreement, other than in accordance with the terms of this Agreement.

3.4      TIMING OF PAYMENTS OF PRINCIPAL AND INTEREST

         All payments of interest and repayments of outstanding Advances by the Borrower hereunder must be made prior to 3:00 p.m. (New York City time) on the date of payment. If payment is made after such time, payment shall be deemed to have been made on the next Business Day, unless the Lender, in its sole discretion, agrees to accept payment at a later time as being effective on the date it is made.

3.5      PAYMENTS TO LENDER

         All payments by the Borrower to the Lender hereunder shall be made to the Lender's Account (or as the Lender may otherwise direct to the Borrower in writing from time to time) on the date when due, and shall be made in immediately available funds without set-off or counterclaim.

3.6      CURRENCY OF PAYMENT

         All payments of interest, Breakage Fee(s) and repayments of the principal amount of any Advances by the Borrower hereunder shall be made in U.S. Dollars.

3.7      HEDGING STRATEGY

         (a) At all times on and after the Closing Date, the Borrower shall have established and shall maintain one or more Hedge Agreements with an aggregate notional schedule provided by the Administrator on behalf of the Borrower and acceptable to the Lender and consistent with a strategy designed to offset the risk of interest rate movements, which strategy (the "Hedge Strategy") shall include, without limitation, the execution of Hedge Agreements which (i) are calculated to avoid or remedy any Excess Spread Deficiency or Swap Spread Deficiency, (ii) provide that the notional amounts thereunder shall amortize according to the expected amortization of the Aggregate Loan Balance as of the date of execution of each such Hedge Agreement (assuming a prepayment speed of 1.2% ABS) and (iii) in the aggregate, shall cover 100% of the then Aggregate Loan Balance (as adjusted from time to time pursuant to the terms hereof). The Borrower shall deliver to the Secured Party a copy of each Hedge Agreement entered into between the Borrower and any other Person and each confirmation related thereto. As additional security hereunder, the Borrower shall, pursuant to the Auto Fund Security Agreement, assign to the Lender all rights (but none of the obligations) of the Borrower under each Hedge Agreement, including, but not limited to, all present and future amounts payable by a Hedge Counterparty to the Borrower under or in connection with such Hedge Agreement, and all such amounts payable by a Hedge Counterparty shall be paid by it directly to the Collection Account. The Borrower acknowledges that, as a result of such assignment, it may not, without the prior written consent of the Lender, exercise any rights under any Hedge Agreement that would adversely affect the rights of the Lender, as the beneficiary of the Borrower's assignment of its rights under such Hedge Agreement to the Lender; provided that nothing herein or in the Auto Fund Security Agreement shall have the effect of releasing the Borrower from any of its obligations under a Hedge Agreement nor be construed as requiring the consent of the Lender for the performance of the Borrower's obligations thereunder.

         (b) Each Hedge Agreement shall provide that if the Hedge Counterparty or any party providing credit support on its behalf suffers a Hedge Counterparty Downgrade Event, the Hedge Counterparty will be required to (i) transfer (at its own cost) all of its rights and obligations under its Hedge Agreement to an Eligible Hedge Counterparty in
               accordance with the terms of its Hedge Agreement within 60 days after the occurrence of the Hedge Counterparty Downgrade Event or
               (ii) within 10 Business Days after the occurrence of the Hedge Counterparty Downgrade Event, post collateral reasonably acceptable to the Lender securing its obligation under the Hedge Agreement. In the event the Hedge Counterparty fails to transfer its rights and interests under the Hedge Agreement or post collateral, as applicable, in accordance with the terms of this Agreement, the Lender, as collateral assignee of the Borrower, shall have the right to terminate the Hedge Agreement and require the Borrower to, and the Borrower shall, simultaneously enter into a replacement Hedge Agreement.

         (c) The Borrower shall cause any collateral received from a Hedge Counterparty under a Hedge Agreement to be delivered to the Lender. The only permitted use of any such collateral delivered to the Lender in respect of any Hedge Agreement shall be (i) for application to obligations of the applicable Hedge Counterparty to the Borrower under its Hedge Agreement if such Hedge Agreement becomes subject to early termination or (ii) to return collateral or investment earnings to such Hedge Counterparty when and required by such Hedge Agreement.

         (d) The Administrator agrees that at no time during the term of this Agreement will the aggregate notional amounts for the then current calculation period of all outstanding transactions under each Hedge Agreement then in effect materially mismatch the then Aggregate Loan Balance (i.e., the difference between the aggregate notional amounts for the then current calculation period of all outstanding transactions under each Hedge Agreement then in effect is less than or greater than the Aggregate Loan Balance by five percent (5%)) after giving effect to each payment of principal on the related Payment Date. So long as any Excess Spread Deficiency, Swap Spread Deficiency, Event of Default or
               Pending Event of Default is then continuing, neither the Administrator nor the Borrower may exercise any discretion in selecting the specific agreements and notional amounts thereof to be terminated or reduced. In the event that at any time there is a material mismatch (i.e., the difference between the aggregate notional amounts for the then current calculation period of all outstanding transactions under each Hedge Agreement then in effect is less than or greater than the Aggregate Loan Balance by five percent (5%)) between the existing Hedge Agreements and the Aggregate Loan Balance, the Lender shall have the right in its sole discretion to reduce or increase, as necessary, the notional amounts, in whole or in part, for all outstanding transactions under each Hedge Agreement then in effect, based on the respective notional amounts for current and remaining calculation periods in accordance with the requirements of this Section 3.7.

                                   ARTICLE 4
                                    SECURITY

4.1      SECURITY

         4.1.1 The Borrower shall ensure that all of the following are delivered to the Lender:

         (a) the Auto Fund Security Agreement creating a first priority, perfected security interest in the Collateral in favor of the Lender for the benefit of Lender and the Hedge Counterparties; and

         (b) such further guarantees, security agreements, pledges, control agreements and other instruments of conveyance, assignment, transfer, mortgage, pledge or charge as the Lender may require from time to time in order to create or maintain a first priority, perfected security interest in the Collateral and to guarantee the payment and performance of the obligations of the Borrower and the Custodian under the Credit Documents, all in the manner contemplated by the Auto Fund Security Agreement; provided that, for the avoidance of doubt, unless and until an Event of Default shall have occurred and then be continuing, the Borrower shall not be required by the Lender to notify any Obligors, Dealers, Eligible Non-Franchise Dealers or insurers of the pledge of the Collateral to the Lender or of any of the terms and conditions of this Agreement or any Credit Document.

         4.1.2 The Borrower shall, at its expense, perfect the security interest of the Lender in the Collateral, by filing, registration or recordation in all offices in all jurisdictions where required by applicable law to do so. The Borrower shall renew such filings, registrations and recordings as and when required to keep them in full force and effect at all times and shall provide the Lender with an annual opinion of counsel, on the earlier of each anniversary of the Closing Date and each extension of the Commitment Termination Date by the Lender of the Credit Facility under and pursuant to the terms this Agreement and at such other times as shall be reasonably required by the Lender, that all such filings, registrations and recordings have been duly made on a timely basis.

         4.1.3 All documents relating to the Lender's security interest in the Collateral shall be in form and substance satisfactory to the Lender.

                                   ARTICLE 5
                             DISBURSEMENT CONDITIONS

5.1      Conditions Precedent to First Advance

         The obligation of the Lender to effect the first Advance hereunder is subject to and conditional upon the following conditions precedent being satisfied on and as of the date of such first Advance:

         (a)   each of the Borrower  and the Seller shall have  delivered to the
               Lender  certified  copies  of  their  respective   Organizational
               Documents;

         (b) each of the Borrower and the Seller shall have delivered to the Lender a currently dated certificate of incumbency;

         (c) each of the Borrower and the Seller shall have delivered to the Lender currently dated certified copies of resolutions of their respective board of directors (or other governing body) authorizing the execution, delivery and performance of the Credit Documents to which each is a party;

         (d) each of the Borrower and the Seller shall have delivered to the Lender certificates of status or the equivalent thereof in respect of its jurisdiction of organization;

         (e) the Borrower shall have delivered to the Lender a certificate, dated the date of the first Advance, of the Borrower certifying that, as of the date of such certificate, (i) the representations and warranties of the Borrower set forth herein and in the other Credit Documents are true and correct, (ii) the Borrower is in compliance with all of its covenants hereunder and in the other Credit Documents, (iii) no Excess Spread Deficiency, Swap Spread Deficiency, Event of
               Default or Pending Event of Default has occurred and is continuing and (iv) the conditions precedent set forth in this
               Section 5.1 have been satisfied;

         (f) the Custodian shall have delivered to the Lender a certificate, dated the date of the first Advance, of the Custodian certifying that as of the date of such Advance, the Custodian is in compliance with all of its covenants under the Servicing and Custodian Agreement;

         (g) the Borrower shall have delivered or cause to be delivered to the Lender a duly executed copy, in form and substance satisfactory to the Lender, of the Auto Fund Security Agreement, and the Lender's security interest in all Collateral granted under the Auto Fund Security Agreement shall have been duly perfected in all jurisdictions where so required under applicable law to so perfect;

         (h) each of the Borrower and the Seller shall have delivered to the Lender a legal opinion of Borrower's Counsel and Seller's Counsel, together with the opinions of applicable local counsel, relating to the Credit Documents executed and delivered by the Borrower and the Seller, and such other matters as the Lender may reasonably require, including "true sale", nonconsolidation and first priority perfected security interest of the Lender in the Collateral. the Borrower shall have paid the entire Commitment Fee to the Lender (to the extent not previously paid);

         (i) the Borrower shall have delivered to the Lender a release and discharge agreement from each Person (including, without limitation, Bank One, NA ("Bank One") pursuant to the Master Loan and Auto Fund Security Agreement between Bank One and the Seller dated as of April 2, 2001, as amended), with any Encumbrance, except for the Permitted Encumbrances in favor of the Lender only, on any of the Contracts or the Collateral pledged to the Lender pursuant to this Agreement, the Auto Fund Security Agreement or any other Credit Document;

         (j)   [reserved];

         (k) the Borrower, the Servicer, the Lender and Bank One shall have executed and delivered the Securities Account Control Agreement, in form and substance satisfactory to the Lender, in respect of the Collection Account and the Collection Sweep Investment Account;

         (l) the Lender shall have received a Drawdown Notice in respect of the first Advance in compliance with Section 2.3.2;

         (m) the Custodian shall have delivered to the Lender the Acknowledgement of Custodian evidencing receipt by the Custodian of all Receivable Files (including an originally executed copy of the Contract included in each such file) for each Contract to be added as Collateral on the related Drawdown Date and noting any exceptions to such files;

         (n) the Lender shall have received executed original counterparts or certified copies, in form and substance satisfactory to the Lender, of this Agreement, the Servicing and Custodian Agreement, the Contribution and Sale Agreement, the Note, the Administration Agreement, all other Credit Documents and such other documents and instruments as the Lender may reasonably request;

         (o) the Lender shall have received executed copies, in form and substance satisfactory to the Lender, of each Hedge Agreement required to be entered into pursuant to Section 3.7 and each confirmation related thereto;

         (p) the Lender shall have received copies of UCC, tax and judgment lien reports (the expense of which shall be paid directly by the Borrower) from all jurisdictions reasonably requested by the Lender, covering such periods as the Lender may reasonably request and listing effective financing statements and tax and judgment liens filed against the Seller, and the Borrower, together with copies of all financing statements or liens disclosed in such reports, and none of such financing statements (except those filed in favor of the Lender) or liens shall refer to the Collateral unless releases therefor, in form and substance satisfactory to the Lender, have been obtained on or prior to the Drawdown Date);

         (q)   the making of such Advance is permitted by law;

         (r) the Lender shall have received executed copies, in form and substance satisfactory to the Lender, of the release (including any financing statements) by Bank One of its general lien on the assets of the Seller;

         (s) the Lender shall have received from the Seller including a certificate from a knowledgeable Officer of the Borrower to the effect that such officer is familiar with the Seller's standard operating procedures relating to the Seller's acquisition of a perfected first priority security interest in the motor vehicles financed by Seller pursuant to the Contracts (the "Financed Vehicles") originated in the ordinary course of the Seller's business; and that assuming that Seller's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles, Seller, immediately prior to the transfer of the Contracts and its interest in the Financed Vehicles to the Borrower, has acquired or (upon the completion of ministerial tasks by the pertinent state motor vehicle office) will acquire a perfected first priority security interest in the Financed Vehicles;

         (t) pursuant to Section 12.7, Lender's counsel shall have been paid for its services and disbursements; and

         (u) such other items as the Lender and/or any Merrill Counterparty may reasonably request.

         All   documents  and other  materials to be delivered  pursuant to this
               Section 5.1 shall be in form and substance satisfactory to the Lender and shall be in full force and effect on the date of the first Advance.

5.2      CONDITIONS PRECEDENT TO ALL OTHER ADVANCES

         The obligation of the Lender to make any Advance after the first Advance hereunder is subject to and conditional upon the following conditions precedent being satisfied as of the date of the applicable Advance:

         (a) no Event of Default or Pending Event of Default shall have occurred and be continuing on the applicable Drawdown Date, or would result from the making of the Advance;

         (b) the representations and warranties deemed to be repeated pursuant to Section 6.2 hereof shall continue to be true and correct as if made on and as of the Drawdown Date and each of the Seller and the Borrower shall have delivered to the Lender a certificate (or shall have included in the related Drawdown Notice) dated as of such date stating that the representations and warranties contained in Section 6.1 hereof and in the other Credit Documents are true and correct as of such Drawdown Date;

         (c) each of the Borrower and the Seller shall be in compliance with all of its respective covenants hereunder; and each of the Borrower, the Seller, the Servicer and the Custodian shall be in compliance with all of its respective covenants under the other Credit Documents;

         (d) the Lender shall have received a Drawdown Notice in respect of such Advance in compliance with Section 2.3.2, which Drawdown Notice shall include a calculation that the requested Advance would not exceed the Initial Advance Amount on the related Drawdown Date;

         (e)   in the  reasonable  opinion of the Lender,  no  Material  Adverse
               Change shall have occurred with respect to the Borrower, the Seller, the Servicer or the Custodian;

         (f) in the reasonable opinion of the Lender, no change in the General Underwriting Policy, which materially adversely affects the interests of the Lender under any of the Credit Documents, shall have occurred prior to the date of the applicable Drawdown Notice;

         (g) Borrower shall have delivered to Lender a release and discharge agreement from each Person (including, without limitation, Bank One pursuant to the Master Loan and Auto Fund Security Agreement between Bank One and the Seller dated as of April 2, 2001, as amended) with any Encumbrance, except only for the Permitted Encumbrances in favor of the Lender, on any of the Contracts or the Collateral pledged to the Lender pursuant to this Agreement, the Auto Fund Security Agreement or any other Credit Document;

         (h) the Custodian shall have delivered to the Lender the Acknowledgement of Custodian evidencing receipt by the Custodian of all Receivable Files (including an originally executed copy of the Contract included in each such file) for each Contract to be added as Collateral on the related Drawdown Date;

         (i)   the making of such Advance is permitted by law; and

         (j) the Lender shall have received executed copies, in form and substance satisfactory to the Lender, of each Hedge Agreement required to be entered into pursuant to Section 3.7 and each confirmation related thereto;

         All  documents  and other  materials to be  delivered  pursuant to this
Section 5.2 shall be in form and substance satisfactory to the Lender and shall be in full force and effect on the date of the applicable Advance.

5.3      WAIVER

         The conditions set forth in Section 5.1 and 5.2 are for the sole benefit of the Lender and may be waived by the Lender in its sole discretion in respect of any Advance, in whole or in part (with or without terms or conditions), without prejudicing the right of the Lender at any time to assert such conditions in respect of the making of any subsequent Advance.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

6.1      REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         The Borrower represents and warrants to the Lender that:

         (a) the Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is necessary (except where the failure to be so qualified could not individually or in the aggregate have a Material Adverse Effect on the Collateral or the business or condition (financial or otherwise) of the Borrower or, so long as a Material Portion is not affected, impair the enforceability of any Contracts or other Collateral pledged to the Lender), (iv) has the power and authority to execute, deliver and perform each Credit Document to which it is or will be a party, and (v) has taken all action necessary to authorize the execution, delivery and performance of the Credit Documents to which it is or will be a party;

         (b) the Borrower is not, nor will the execution, delivery and the performance of and compliance with the terms of the Credit Documents cause Borrower to be, in violation of any Laws or its limited liability company operating agreement or certificate of formation (as each may be amended). The execution, delivery and the performance of and compliance with the terms of the Credit Documents are not inconsistent with, and will not conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of any Encumbrance (except in favor of the Lender, pursuant to the Credit Documents) upon any of the property, assets or revenues of Borrower pursuant to the terms of, any indenture, mortgage, lease, deed of trust, agreement, contract, instrument or Law to which Borrower is a party or by which Borrower or any of Borrower's property, assets or revenue is bound or to which it is subject;

         (c) this Agreement has been duly executed and delivered by Borrower and is, and each other Credit Document when executed and delivered by Borrower will be, a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and equitable principles relating to or affecting enforcement of creditors' rights generally or relief of debtors generally);

         (d) no order, consent, approval, license, permit, waiver, exemption, authorization of or validation of, or filing, recording or registration with (except as heretofore have been obtained or made), or exemption by, any Person is required to authorize, or is required in connection with, the execution, delivery, performance, legality, validity, binding effect, or enforceability of any of the Credit Documents;

         (e) there are no proceedings or investigations pending, or, to the Borrower's knowledge, threatened before any Governmental Authority having jurisdiction over the Borrower or its property:
               (A) asserting the invalidity of this Agreement or any other Credit Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Credit Agreement, or (C) seeking any determination or ruling that might cause a Material Adverse Change; in addition, there is no litigation involving Borrower involving amounts in excess of $25,000 in the aggregate, nor are there any outstanding or unpaid judgments against Borrower;

         (f) the Borrower is not in violation of any term of its Organizational Documents, any material Requirement of Law, any Material Contract to which it is party or any Material Permit which relates to it;

         (g) the Borrower has good and marketable title to all of its property. Except for Encumbrances permitted by Lender to be listed on Schedule M hereto and the Encumbrances in favor of Lender (collectively, the "Permitted Encumbrances"), there is no Encumbrance on any of Borrower's property or income. None of the Permitted Encumbrances are Encumbrances against any of the Contracts or any Related Tranche Collateral pledged to the Lender;

         (h) each of the Collection Account, the Collection Sweep Investment Account and any amounts deposited therein are not subject to, and are free and clear of, any Encumbrances, except for Permitted Encumbrances in favor of the Lender only;

         (i) to the best of Borrower's knowledge, there are no facts or conditions relating to the Credit Documents, any of the Collateral or the financial condition and business of Borrower which would, individually or collectively, cause a Material
               Adverse Change in respect of the Borrower, the Seller, the Servicer or the Custodian and which have not been revealed in writing to Lender. All writings heretofore or hereafter exhibited or delivered to Lender by or on behalf of Borrower are and will be genuine and in all respects what they purport and appear to be. No information furnished to Lender by or on behalf of Borrower contains any material misstatement of fact or omits to state any fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading which would result in a Material Adverse Change in respect of the Borrower, the Seller, the Servicer or the Custodian;

         (j) the Borrower is not, nor will the execution, delivery and performance of and compliance with the terms of the Credit Documents cause Borrower to be, in default (nor has any potential default occurred) under any material agreement, document or instrument other than such defaults or potential defaults which could not, individually or collectively, cause a Material Adverse Change in respect of the Borrower, the Seller, the Servicer or the Custodian;

         (k) the jurisdiction of organization of the Borrower is situated in the State of Delaware and the Borrower is a "registered organization" within the meaning of Article 9 of the Delaware UCC; and the principal place of business and chief executive office of the Borrower are situated in the State of California;

         (l) neither Borrower nor any transaction contemplated hereunder is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), any regulations promulgated by the Office of Foreign Assets Control as codified in Chapter V of 31 C.F.R., or any other Law (other than Regulation T, U or X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt;

         (m) the Borrower is neither an "investment company" nor a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute;

         (n) the Borrower is Solvent before and after giving effect to the transactions contemplated by this Agreement;

         (o) in the last five years, Borrower has not transacted business under any other company or trade name, been a party to any merger, combination, or consolidation or acquired all or substantially all of the assets of any Person;

         (p) no Person who may be deemed to have "control" of Borrower is an "executive officer," "director," or "principal shareholder" of Lender or any correspondent of Lender, as such quoted terms are defined in Section 215.2 of Regulation 0 of the Board of Governors of the Federal Reserve System, as amended;

         (q) the Borrower possesses adequate authority and licenses including, without limitation, licenses and registrations necessary to acquire Eligible Contracts and to continue to conduct its business as presently conducted (except where the failure to have such authority and licenses would not individually or in the aggregate have a Material Adverse Effect on the Collateral or the business or condition (financial or otherwise) of the Borrower or, so long as a Material Portion is not affected, impair the enforceability of any Contracts or other Collateral pledged to the Lender);

         (r) all tax returns and reports of Borrower required to be filed have been filed, and all Taxes imposed upon Borrower which are due and payable have been paid, other than Taxes being contested in good faith for which the criteria for Permitted Encumbrances have been satisfied; provided, however, that the Borrower shall not be in violation of this covenant if Taxes have not been paid, and/or tax returns and reports have not been filed, with respect to Taxes not exceeding an aggregate amount of $250,000;

         (s) the Borrower does not currently sponsor or contribute to, nor has any contract or other obligation to contribute to (nor has Borrower in the preceding sixty (60) calendar months sponsored or contributed to, or contracted to or become otherwise obligated to contribute to) any Plan or any Multiemployer Plan;

         (t) the proceeds of the Advances will be used only for the purposes set forth in Section 2.2 hereof and shall not be used (a) to purchase or carry any "Margin Stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), or (b) for any purpose in violation of Regulations T, U or X of said Board of Governors;

         (u)   the Borrower has no Subsidiaries;

         (v)   the  Borrower  is  not  a  partner  or  joint   venturer  in  any
               partnership or joint venture;

         (w) the ownership of Borrower as set forth on Schedule H hereto is true, correct and complete. The entire limited liability company membership interest of Borrower has been duly and validly issued to the Seller in accordance with Borrower's organizational documents and all applicable requirements of law and is fully paid and non-assessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements granted or issued regarding the limited liability company membership interests of Borrower and none are authorized; PROVIDED that, for the avoidance of doubt, the Special Members may become Members of the Borrower, but do not and will not hold any economic interest in the Borrower;

         (x) each of the Dealer Agreements, E-Fund Agreements and Note and Security Agreements, entered into (whether by assignment or otherwise) by the Seller with respect to any Contract is in substantially the form attached hereto as Schedule N, Schedule O and Schedule P, respectively, and any changes therefrom related to any particular Contract are not adverse to the Lender;

         (y) no Event of Default or Potential Event of Default has occurred and is continuing;

         (z) the Certificates or copies of policies evidencing Borrower's insurance coverage, delivered to Lender and described on Schedule G hereto, are complete and accurate;

         (aa) Borrower possesses and owns all necessary trademarks, trade name, copyrights, patents, patent rights, franchises and licenses which are material to the conduct of its businesses as now operated;

         (bb) each Drawdown Notice, Schedule of Contracts, Schedule of Removed Contracts, and Monthly Servicer Report which has been furnished to the Lender pursuant to this Agreement was accurate and complete in all material respects on the date of delivery thereof to the Lender;

         (cc) each Receivable which forms part of the Collateral pledged to the Lender for any Tranche is an Eligible Contract; and

         (dd) affirmations of the foregoing Representations and Warranties subsequent to the Closing Date shall be based on information delivered to Lender by Borrower as of the Closing Date (or subsequent information delivered by Borrower in compliance herewith).

6.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties made in this Agreement shall survive the execution of this Agreement and all other Credit Documents, and shall be deemed to be made as of each Drawdown Date with respect to the Borrower and the additional Collateral pledged to the Lender on such date. The Lender shall be deemed to have relied upon such representations and warranties at such time as a condition of making an Advance hereunder or continuing to extend the Credit Facility.

6.3      SELLER REPRESENTATIONS AND WARRANTIES

         (a) Each of the Concentration Account, the Draft Account and the ACH Disbursement Account and any amounts or other property deposited therein are not subject to, and are free and clear of, any Encumbrances prior to the interest of the Lender; and

         (b)   The Form of  General  Underwriting  Criteria  attached  hereto as
               Schedule I is, as of the Closing Date hereof, a true and correct copy of the Seller's General Underwriting Criteria.

                                    ARTICLE 7
                                    COVENANTS

7.1      AFFIRMATIVE COVENANTS OF THE BORROWER

         7.1.1 During the term of this Agreement:

         (a) the Borrower shall duly and punctually pay the Obligations, or shall cause to be remitted amounts in respect thereof from the Collection Account, at the times and places and in the manner required by the terms thereof;

         (b) the Borrower shall, and shall cause each of the Servicer and the Custodian to, perform its respective obligations under the Credit Documents to which it is a party in accordance with the terms thereof;

         (c) the Borrower shall only engage in those business and financial activities set forth in Section 7 of its Limited Liability Company Agreement;

         (d) the Borrower shall maintain its existence as a limited liability company in good standing, and a "registered organization", under the laws of the State of Delaware, not (i) liquidate, dissolve or wind up, (ii) seek appointment of a receiver or (iii) make a general assignment for the benefit of the creditors (or take any steps in connection therewith), and do, or cause to be done, all things necessary to keep in full force and effect all properties, rights, franchises, licenses and qualifications to carry on business in all jurisdictions necessary to the performance of any obligations under each Credit Document;

         (e) the Borrower shall, and shall cause the Seller, the Servicer or the Custodian, as applicable, to, provide the Lender with such documents, opinions, consents, acknowledgments and agreements as the Lender may reasonably require in order to implement this Agreement or any other Credit Documents from time to time;

         (f) the Borrower shall file or cause to be filed when due all federal, state and local returns, filings, elections and reports which are required to be filed by it in respect of all Taxes, and shall pay all such Taxes as may be required by law and in accordance with any assessment or demand for payment received by it as and when such Taxes become due and payable; provided, however, that the Borrower shall not be in violation of this covenant if Taxes have not been paid, and/or tax returns and requests have not been filed with respect to Taxes not exceeding an aggregate amount of $250,000; and the Borrower shall provide evidence of payment of any Taxes if so requested by the Lender;

         (g) not later than one (1) Business Day after the occurrence thereof, the Borrower shall notify the Lender in writing of the occurrence of any Excess Spread Deficiency, Swap Spread Deficiency, Event of Default or Pending Event of Default;

         (h) not later than one (1) Business Day after the occurrence thereof, the Borrower shall, or shall cause the Servicer to, notify the Lender in writing of the occurrence of any Material Adverse Change in respect of any of the Borrower, the Seller, the Servicer or the Custodian;

         (i) the Borrower shall use the Credit Facility solely for the purposes set out in Section 2.2;

         (j) the Borrower shall comply with the limitations on its activities set forth in Section 9(j)(iv) of its Limited Liability Company Agreement;

         (k) the Borrower shall abide by all limited liability company formalities, and the Borrower shall cause its financial statements to be prepared in accordance with GAAP in a manner that indicates the separate existence of the Borrower and its assets and liabilities;

         (l) the Borrower shall (1) pay all its liabilities, (2) not assume the liabilities of the Seller or any Affiliate thereof, (3) not assume the liabilities of the Seller or any Affiliate thereof and
               (4) not guarantee the liabilities of the Seller or any Affiliate thereof;

         (m) the Borrower shall make decisions with respect to its business and daily operations independently of, and not dictated by, any controlling entity;

         (n) the Borrower shall promptly deliver to the Lender a copy of each Hedge Agreement entered into from time to time in accordance with the terms of Section 3.7, and each confirmation related thereto;

         (o) the Borrower shall, and shall cause the Seller to, upon the receipt of the invoice therefor, pay to counsel for the Lender the fees and disbursements of such counsel in connection with the transactions contemplated hereunder and in accordance with
               Section 12.7;

         (p) the Borrower shall, on or before the Closing Date, pay to the Lender the Commitment Fee;

         (q) the Borrower shall promptly provide the Lender with all information reasonably requested by the Lender from time to time concerning the Servicer's and/or the Custodian's financial condition, the performance of the Servicer and/or the Custodian under the Servicing and Custodian Agreement or the Borrower and the Seller under this Agreement, the Collateral and the
               Receivable Files (excluding, for greater certainty, any proprietary credit scoring models used by the Servicer or the Seller and any related data or software) during normal business hours and from time to time upon two (2) Business Days' prior written notice, permit representatives of the Lender to inspect the Collateral and the Receivable Files, and to examine and take extracts from the Borrower's, the Servicer's and/or the Custodian's financial books, accounts and records, including but not limited to accounts and records stored in computer data banks and computer software systems, and to discuss the Servicer's and/or Custodian's financial condition and its performance of the Servicing and Custodian Agreement and the Borrower's performance under this Agreement with the Servicer's senior officers and (in the presence of such of its representatives as it may designate) its auditors; provided that:

               (i) the Lender's exercise of its rights under this paragraph shall not be more frequent than is reasonably necessary and does not unreasonably interfere with the operations of the Servicer, the Borrower and the Seller, and

               (ii) the Lender shall maintain the confidentiality of all information it receives in connection with any such inspection or examination and, unless required to do so for legal or regulatory reasons, shall not disclose same to any other Person other than (A) its directors, officers, employees, auditors, agents or professional advisors on a "need to know" basis, or (B) any assignee or participant (or potential assignee or participant) pursuant to Article 11 hereof.

         (r) the Borrower shall, or shall cause the Seller to, promptly notify the Lender in writing of any material change in the General Underwriting Policy;

         (s) the Borrower shall, or shall cause the Servicer to, promptly notify the Lender in writing of the occurrence of any litigation, action, suit, dispute, arbitration, proceeding or other circumstance affecting the Borrower, the Seller, the Servicer or the Custodian, the result of which, if determined adversely, would be a judgment or award against the Borrower, the Seller, the Servicer or the Custodian (i) in excess of $25,000 or (ii) which would result in a Material Adverse Change in respect of the Borrower, the Seller, the Servicer or the Custodian, and the Borrower shall, or shall cause the Servicer to, from time to time provide the Lender with all information reasonably requested by the Lender concerning the status thereof;

         (t) the Borrower shall ensure that all accounting policies, practices and calculation methods of the Borrower are in accordance with GAAP;

         (u) the Borrower shall (i) require the Seller to provide evidence that each Obligor at origination has obtained the insurance required by the related Contract and (ii) cause the Servicer, upon the Servicer's knowledge of any lapse of insurance, to provide notice to the Obligor of such lapse;

         (v) the Borrower shall cause its assets and properties, which are of an insurable character, to be insured, directly or indirectly, by financially sound and reputable insurance companies, satisfactory to the Lender, against loss or damage by fire, exposition, theft or other hazards which are included under extended coverage in amounts sufficient to prevent Borrower from becoming a co-insurer and in amounts consistent with normal industry practices;

         (w) the Borrower shall keep all property useful and necessary to its business in good working order and condition, and from time to time make all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained, ordinary wear and tear excepted, and excepting disposal of obsolete and damaged equipment;

         (x) the Borrower shall preserve and maintain all of its material rights, privileges, licenses and franchises;

         (y) one Business Day prior to each Payment Date, the Borrower shall deliver (or cause to be delivered) to the Lender and the Servicer, in both written and electronic format, (i) a Monthly Servicer Report (in the form of Exhibit F and which will contain, among other things, the performance of the Collateral by Tranche), and (ii) a Schedule of Contracts (in electronic format as Appendix A) corresponding to the Eligible Contracts comprising the Collateral pledged to the Lender, listing by Tranche and Obligor all Receivables together with a report setting forth the delinquency status of each receivable in a form acceptable to the Lender;

         (z) the Borrower shall, or shall cause the Seller to, deliver to the Custodian on or prior to each Drawdown Date, the related Receivable File (and, promptly after such registration, to the extent available from the State of registration, the original title or lien registration);

         (aa) the Borrower shall from time to time withhold and remit all amounts required to be withheld (including without limitation, in respect of income tax, withholding taxes on payments to non-residents, any ERISA pension plan and employment insurance) from all payments made to officers and employees or to all non-residents and to all other applicable Persons and the Borrower shall pay all such amounts, together with any interest and penalties due, to the appropriate authority as required by law;

         (bb) within forty-five (45) days of the end of each calendar month, the Borrower shall deliver each record of each draft executed by a prior lender/lienholder in connection with an Obligor refinancing of a Vehicle during each such calendar month, evidencing the acknowledgement by such prior lender/lienholder of its release in the related Vehicle;

         (cc) in connection with any Obligor refinancing of a Vehicle, the Borrower shall not pay the refinanced amount under the related Contract to the Obigor, but, on the related Drawdown Date, shall pay such refinanced amount directly to the prior lender; and

         (dd) except for the ninety (90) day period following the Closing Date, not more than five percent (5%) of the Aggregate Outstanding Balance is comprised of Eligible Non-Franchise Dealers that are not any of CarMax, Autonation, Enterprise and each other Person mutually agreed upon by the Lender and the Borrower.

7.2      Negative Covenants of the Borrower

         7.2.1 During the term of this Agreement, the Borrower shall not, without the prior written consent of the Lender:

         (a) operate its business in a manner which would reasonably be expected to lead to a Material Adverse Change with respect to it;

         (b) consolidate, amalgamate or merge with any other Person, enter into any reorganization or other transaction intended to effect or otherwise permit a change in its existing organizational structure, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution;

         (c) do anything to (i) adversely affect the priority, perfection or validity of the security interest of the Lender in the Collateral or (ii) create, incur or assume any Encumbrance upon any of the Collateral except for Permitted Encumbrances in favor of the Lender only;

         (d) change its name without providing the Lender with written notice thereof at least thirty (30) Business Days prior to any such change and promptly taking such steps as may be required to maintain the perfection of the security interest granted to the Lender in the Collateral in connection with any such change;

         (e) permit its state of organization to be located in any jurisdiction other than the State of Delaware, without providing the Lender with written notice thereof at least thirty (30) Business Days prior to any such change and promptly taking such other steps, if any, as the Lender in its reasonable discretion requires to permit the Lender to perfect (or maintain the perfection of) the security interest granted in the Collateral in connection with any such change;

         (f) permit (i) to exist any Encumbrance upon any of the Collateral, except for Permitted Encumbrances in favor of the Lender only, or
               (ii) anything to adversely affect the priority, perfection or validity of the security interest of the Lender in any of the Collateral; PROVIDED, HOWEVER, that the Borrower shall not be in violation of this covenant so long as (x) the aggregate
               Discounted Contract Balance of all the affected Contracts plus the face value of all other affected Collateral shall not exceed the lesser of an aggregate amount of $1,000,000 and one-half of one percent (0.50%) of the outstanding Aggregate Loan Amount and
               (y) any failure under this Section 7.2.1(f) shall be cured within ten (10) Business Days;

         (g) create, incur, assume or permit to exist any Encumbrance upon the Collection Account, the Collection Investment Sweep Account, or any amounts deposited therein, except for Permitted Encumbrances in favor of the Lender only;

         (h) sell, transfer, assign, convey or otherwise dispose of any Collateral other than in accordance with the express terms and conditions of the Credit Documents;

         (i)   change its fiscal year end;

         (j) create any direct or indirect Subsidiaries or otherwise acquire equity interests in any other Person or any other investment in any Person except for investments in cash equivalents;

         (k)   engage in any activity or enter into any transaction  other those
               activities  which  are  expressly   authorized   pursuant  to  or
               contemplated by the terms of the Credit Documents;

         (l) contract for, create, incur, assume or suffer to exist any indebtedness other than that which are expressly authorized pursuant to or contemplated by the terms of the Credit Documents;

         (m)   amend,   supplement  or  otherwise   modify  its   Organizational
               Documents without the prior written consent of the Lender;

         (n) commingle its funds with those of any other Person, except for any permitted commingling of its funds by the Servicer under the Servicing Agreement;

         (o) engage in any action that would cause the separate legal identity of the Borrower not to be respected, including, without limitation (i) holding itself out as being liable for the debts of any other Person or (ii) acting other than through its duly authorized representative and agents;

         (p) make any loan or advance or credit to, or guaranty (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise agree to become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligation or securities of, or any other interest in, or make any capital contribution to, any Person;

         (q) enter into or become a party to any agreements or instruments other than the Credit Documents;

         (r) sponsor or contribute to, or contract to or incur any other obligation to contribute to, any Plan or any Multiemployer Plan;

         (s)   use or authorize others to use the name or marks of Lender in any
               publication  or  medium,   including  without   limitation,   any
               prospectus, without the Lender's prior written consent;

         (t) (1) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an offer for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment or a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing;

         (u) at any time, permit the 30+ Day Delinquency Ratio for any Tranche to exceed 2.5% for one or more Tranches with an aggregate Outstanding Tranche Collateral Balance of more than 25% of the Aggregate Outstanding Balance, which excess shall remain uncured for a period of thirty (30) days or more;

         (v) at any time, permit the aggregate Outstanding Tranche Collateral Balance of all 30+ Day Delinquent Contracts in any one Tranche to exceed 4.0% of the Outstanding Tranche Collateral Balance of such Tranche, which excess shall remain uncured for a period of thirty
               (30) days or more;

         (w) at any time, permit the Annualized Net Loss Ratio for any Tranche to exceed 1.0% for one or more Tranches with an aggregate Outstanding Tranche Collateral Balance of more than 25% of the Aggregate Outstanding Balance, which excess shall remain uncured for a period of thirty (30) days or more; or

         (x) at any time, permit the aggregate Outstanding Tranche Collateral Balance of all Annualized Net Losses in any one Tranche to exceed 2.0% of the Outstanding Tranche Collateral Balance of such Tranche, which excess shall remain uncured for a period of thirty
               (30) days or more.

7.3      COVENANTS OF THE SELLER

         (a) Without the prior written consent of Lender or payoff and discharge in full and termination of the Credit Facility under this Agreement, the Seller shall not, directly or indirectly (i) merge or consolidate with any Person or (ii) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution);

         (b) Seller shall not permit its maintenance of cash or cash equivalents (in the form of unrestricted cash, restricted cash not in excess of Five Million Dollars ($5,000,000), but excluding amounts borrowed to satisfy commitments to acquire Contracts) to be less than Fifteen Million Dollars ($15,000,000), as of the Closing Date and the last day of each calendar month;

         (c) Seller shall not permit its Tangible Net Worth to be less than Twenty-five Million Dollars ($25,000,000), as of the Closing Date and the last day of each calendar month;

         (d)   [Reserved];

         (e) Seller shall not permit its three (3) month rolling average of the aggregate principal amount of all Contracts and mortgage loans (including without limitation home equity loans and lines of credit) originated and funded by Seller to be less than Two Hundred Fifty Million Dollars ($250,000,000), as of the Closing Date and the last day of each Monthly Period thereafter;

         (f) Seller shall not permit its ratio of (i) cash or cash equivalents as described in Section 7.3(b) above, to (ii) current liabilities, excluding amounts payable under all of the Seller's warehouse or revolving lines of credit used to fund its mortgage or direct auto loans, to be less than 1 to 1, as of the last day of each calendar month;

         (g) Seller shall cause, within 30 days of each Drawdown Date, a Transfer Opinion to be delivered to the Lender, to the extent that, after giving effect to the sale and/or contribution of Receivables made on such Drawdown Date there would be one or more States of the United States in which Financed Vehicles, relating to Contracts with an aggregate outstanding balance of more than 10% of the Aggregate Outstanding Balance, were titled and as to which States a Transfer Opinion, in form and substance acceptable to the Lender, had not previously been given in connection with this Agreement. As used in the preceding sentence, "Transfer Opinion" means an opinion of counsel generally to the effect that
               (a) the Seller will have a valid, perfected security interest in each Financed Vehicle titled in the applicable State upon the occurrence of the completion of specified ministerial and administrative tasks and (b) with respect to Financed Vehicles which are titled in the applicable State on a permanent basis, no filing or other action other than the filing of certain related financing statements is necessary to continue the perfection status of the transferee against the Obligor following (i) the transfer and assignment of the Seller's security interest in such Financed Vehicles to the Borrower, in the first instance, and
               (ii) the Borrower's pledge to the Lender and the grant in favor of Lender of a perfected security interest in the Borrower's security interest in and to the Financed Vehicles, in the second instance; and

         (h) Seller shall not create, incur, assume or permit to exist an Encumbrance upon the Concentration Account, the Draft Account of the ACH Disbursement Account, or any amounts or other property deposited therein.

                                   ARTICLE 8
                      DISTRIBUTIONS FROM COLLECTION ACCOUNT

8.1      DISTRIBUTIONS FROM COLLECTION ACCOUNT

The Borrower shall hold (or cause to be held) in the Collection Account any and all amounts deposited therein from time to time in trust for the Lender and shall not withdraw any amount from the Collection Account, other than (i) any amount which is not contemplated to be deposited into the Collection Account pursuant to the terms of this Agreement and the other Credit Documents and (ii) in accordance with this Section 8.1. The Borrower and the Lender hereby agree that, pursuant to the Administration Agreement, the Administrator shall apply (or cause to be applied) the monies on deposit in the Collection Account as of the last day of the immediately preceding Monthly Period (including, for greater certainty, any interest earned thereon and credited to the Collection Account) on each Payment Date (unless otherwise specifically stated below) as follows and as may be more particularly set forth in the related Monthly Servicer Report:

         (a) first, to each Hedge Counterparty any payments, if any, due under any Hedge Agreement;

         (b) second, to the Servicer, the Custodian and the Administrator, PRO RATA, the Servicing and Custodian Fee and the Administrator Fee, respectively;

         (c) third, to the Lender Account (or as the Lender may otherwise direct in writing to the Borrower and the Administrator), PRO RATA among all Tranches, an amount equal to all interest on each related Advance which has accrued hereunder for the related
               Interest Period and which is due or remains unpaid on such Payment Date;

         (d) fourth, to the Lender Account (or as the Lender may otherwise direct in writing to the Borrower and the Administrator), PRO RATA among all Tranches, any and all principal and other amounts that the Borrower is required to or has agreed to make a payment pursuant to Section 2.4 or Section 2.5, as applicable, to the extent not already paid by or on behalf of the Borrower;

         (e) fifth, to the Servicer, the Custodian and the Administrator, PRO RATA, any and all amounts due and payable under the Servicing and Custodian Agreement or the Administration Agreement (respectively), to the extent not already paid hereunder or by or on behalf of the Borrower;

         (f) sixth, to the Borrower (or as the Borrower may otherwise direct in writing to the Administrator) (for the account of the Borrower, as purchaser of the Related Tranche Collateral from the Seller), PRO RATA among all Tranches for which the Lender has received all amounts payable pursuant to Section 2.4, any related Prime Discount Amount;

         (g) seventh, to the Borrower's Account (or as the Borrower may otherwise direct in writing to the Administrator) any interest on Eligible Investments in the Collection Sweep Investment Account; and

         (h) eighth, provided that an Event of Default shall not have occurred and then be continuing, to the Borrower or its assignee and the Lender, PRO RATA, 85% of any balance remaining in the Collection Account to the Borrower's Account (or as the Borrower may otherwise direct in writing to the Administrator) and 15% of any balance remaining in the Collection Account to the Lender's Account (or as the Lender may otherwise direct in writing to the Borrower and the Administrator) for application as prepayment of principal of the Note; PROVIDED that after the occurrence of an Event of Default or a Commitment Termination Date no amount shall be paid to the Borrower from the Collection Account until such time as the Obligations are repaid in full and until such payment in full, all amounts in the Collection Account shall be paid to the Lender on account of the Obligations; PROVIDED FURTHER that if the Lender, after a request from the Borrower in accordance with Section 2.1, does not offer to extend the Commitment Expiration Date for a reason other than the occurrence of any other Commitment Termination Date, then, after the Commitment Expiration Date, the Lender shall not be entitled to 15% of any balance remaining in the Collection Account after the payment of all outstanding principal of the Note.

8.2      INVESTMENT OF COLLECTION ACCOUNT

         (a) Subject to subsection (b) below, funds on deposit in the Collection Account shall be invested in Eligible Investments on behalf of the Borrower at the written direction of the Administrator; PROVIDED that if no such written direction shall have been received or an Event of Default shall have occurred, such funds shall be invested in the investment described in subclause (iv) of the definition of Eligible Investments. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement.

         (b) Funds on deposit in the Collection Account shall be invested by the Administrator in Eligible Investments that will mature so that such funds will be available so as to permit amounts in the Collection Account to be paid and applied on the Payment Date and otherwise in accordance with the provisions of Section 8.1 hereof. On each Determination Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder by the Borrower.

8.3      LENDER'S RECOURSE

         Nothing in Section 8.1 shall be construed as limiting the Lender recourse against the Borrower under this Agreement or any other Credit Document.

                                   ARTICLE 9
                                    DEFAULT

9.1      EVENTS OF DEFAULT

         Each of the following events shall constitute an event of default (an "Event of Default") under this Agreement:

         (a) (1) Borrower or any of its Affiliates shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto, (2) an involuntary case is commenced against Borrower or any of its Affiliates and the petition is not controverted within ten (10) days, or is not dismissed within thirty (30) days, after commencement of the case, (3) a custodian is appointed for, or takes charge of, all or any substantial part of the property of Borrower or any of its Affiliates, (4) Borrower or any of its Affiliates commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or such Affiliate, as the case may be, or there is commenced against Borrower or such Affiliate, as the case may be, any such proceeding which remains undismissed for a period of thirty (30) days, (5) Borrower or any of its Affiliates is adjudicated insolvent or bankrupt, (6) Borrower or any of its Affiliates makes a general assignment for the benefit of creditors, (7) Borrower or any of its Affiliates shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due, (8) Borrower or any of its Affiliates shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts, or
               (9) Borrower or any of its Affiliates shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or

         (b) a Servicer Default shall occur and then be continuing, subject to any applicable cure period; or

         (c) Seller shall permit the aggregate amount of its cash and cash equivalents (inclusive of restricted cash not in excess of Five Million Dollars, but excluding amounts borrowed to satisfy commitments to acquire Contracts) to be less than Fifteen Million Dollars ($15,000,000), as of the last day of any calendar month; or

         (d) Seller shall permit its Tangible Net Worth to be less than Twenty-five Million Dollars ($25,000,000), as of the last day of any calendar month; or

         (e)   [Reserved]; or

         (f) Seller shall permit its three (3) month rolling average of the aggregate principal amount of all Contracts and mortgage loans (including without limitation home equity loans and lines of credit) originated and funded by Seller to be less than Two Hundred Fifty Million Dollars ($250,000,000), as of the Closing Date and the last day of each calendar month; or

         (g) Seller shall permit its ratio of (i) cash and cash equivalents as described in Section 9.1(c) above, to (ii) current liabilities, excluding amounts payable under all of the Seller's warehouse or revolving lines of credit used to fund its mortgage or direct auto loans, to be less than 1 to 1, as of the last day of any calendar month; or

         (h)   Borrower  shall  breach any  negative  covenant  in  Section  7.2 hereof; or

         (i) Borrower shall breach any covenant in Section 7.1 hereof or any other obligation under this Agreement or any other Credit Document (which obligation is not the subject of any other Event of Default as defined in this Section 9.1) and such breach shall remain uncured for a period of thirty (30) days after the Borrower shall have received written notice, or acquired actual knowledge, thereof; or

         (j) the occurrence of any event or events which in the reasonable business judgment of Lender shall have or cause a Material
               Adverse Change in respect of the Borrower, the Seller, the Servicer or the Custodian; or

         (k) an event of default shall occur and be continuing under any of Sections 6.1, 6.3, 6.6, 6.7, 6.8, 6.10, 6.11 or 6.14 of the Loan
               Agreement; or

         (l) the Borrower fails to make any payment when due in respect of any amounts payable under this Agreement (except for amounts payable under Section 2.4.2 hereof) or any other Credit Document (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in such other agreements; or

         (m) One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Borrower or any of its Affiliates involving in the aggregate a liability as to any single or related series of transactions, incidents or conditions, for which such Person's uninsured liability is Five Million Dollars ($5,000,000) or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

         (n) an Excess Spread Deficiency or a Swap Spread Deficiency shall have occurred and then be continuing for a period of three (3) Business Days; or

         (o) the Lender shall cease to have a valid and perfected first priority security interest in the Collateral and such security interest is not restored to being a valid and perfected first priority security interest within ten (10) Business Days after the earlier that Borrower (i) becomes aware thereof and (ii) receives notice from the Lender; or

         (p) any statement, representation, or warranty in the Credit Documents or in any writing ever delivered by Borrower or on behalf of Borrower to Lender pursuant to any Credit Document is false, misleading or erroneous in any material respect when made or when deemed to be repeated and is not cured within ten (10) calendar days after the Borrower has knowledge thereof or should have had knowledge with the exercise of ordinary diligence; or

         (q) except as permitted by the Credit Documents, the Custodian assigns any of its rights and obligations under the Credit Documents or fails to maintain possession of the Receivable Files; or

         (r) the occurrence of a Reportable Event (within the meaning of Section 4043 of ERISA) with respect to any Plan, or the occurrence of any event or condition with respect to a Plan which reasonably could be expected to result in the imposition of a Encumbrance on any of the Collateral; or

         (s) the Borrower becomes subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act of 1940; or

         (t) the Borrower or the Seller denies its obligations under any Credit Document to which it is a party; or

         (u) the Borrower shall breach or default under any Hedge Agreement, if the effect of such breach or default is to allow the Hedge Counterparty to proceed against, or otherwise realize from, the Borrower or any Collateral to satisfy any claim of the Hedge Counterparty against the Borrower in respect of such Hedge Agreement; or

         (v) Without the prior written consent of the Lender or payoff and discharge in full and termination of the Credit Facility under this Agreement, the Seller shall, directly or indirectly, undergo a change in control of more than twenty-five percent (25%) of the ownership of Seller.

9.2      ACCELERATION AND TERMINATION OF RIGHTS

         If any Event of Default occurs, (i) the Lender shall be under no further obligation to make Advances and may declare its obligations to make Advances to be terminated, whereupon the same shall forthwith terminate, and
(ii) the Lender may declare the Obligations hereunder or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

9.3      REMEDIES

         Without prejudice to any other rights or remedies available to the Lender under the Credit Documents or at law or in equity, whether or not the Lender shall have made a declaration contemplated by Section 9.2, the Lender may take such additional action or proceedings, under the Credit Documents, at law or in equity, as the Lender in its sole discretion may deem expedient to enforce or realize upon the security interest in the Collateral and to pay all obligations in full, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Borrower.

9.4      SAVING

         Neither the Lender or any Hedge Counterparty shall be under any obligation to the Borrower or any other Person to realize on any Collateral, enforce the Lender's security interest or any part thereof or to require the enforcement by the Borrower of its rights in the Collateral or any part thereof or to allow any of such Collateral to be sold, dealt with or otherwise disposed of. Neither the Lender or any Hedge Counterparty shall be responsible or liable to the Borrower or any other Person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce such Collateral or any part thereof or the failure to allow any such Collateral to be sold, dealt with or otherwise disposed of or for any act or omission on its part or on the part of any director, officer, agent, servant or adviser in connection with any of the foregoing.

9.5      PERFORM OBLIGATIONS

         If an Event of Default has occurred and is continuing and if any of the Borrower, the Seller, the Servicer or the Custodian has failed to perform any of its covenants or agreements in any Credit Document, the Lender may bring an action to compel performance or recover damages for breach thereof, and in any event may, but shall be under no obligation to, perform any such covenants or agreements in any reasonable manner without thereby waiving any rights to enforce such Credit Document. The reasonable expenses (including any legal costs) paid or incurred by the Lender in respect of the foregoing shall be secured by the security interest granted in the Collateral.

9.6      THIRD PARTIES

         No Person dealing with the Lender or any agent of the Lender shall be required to inquire whether the security interest has become enforceable, or whether the powers which the Lender or any such agent is purporting to exercise are or have become exercisable, or whether any Obligations remain outstanding upon the security interest granted to the Lender, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the security interest granted to the Lender in, to and under the Collateral or any part thereof.

9.7      REMEDIES CUMULATIVE

         The rights and remedies of the Lender under the Credit Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Lender of any right or remedy for a default or breach of any term, covenant, condition or agreement contained herein or in any of the other Credit Documents shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lender may be lawfully entitled for the same default or breach. Any waiver by the Lender of the strict observance, performance or compliance with any term, covenant, condition or agreement contained herein or in any of the other Credit Documents, and any indulgence granted by the Lender shall be deemed not to be a waiver of any subsequent default.

9.8      SET-OFF OR COMPENSATION

         In addition to and not in limitation of any rights now or hereafter granted under applicable law, at any time after an Event of Default has occurred and is continuing, the Lender may at any time and from time to time without notice to the Borrower or any other Person, any notice being expressly waived by the Borrower, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lender to or for the credit of or the account of the Borrower, against and on account of the Obligations hereunder notwithstanding that any of them are contingent or unmatured.

                                   ARTICLE 10
                             CHANGE OF CIRCUMSTANCES

10.1     CHANGE IN LAW

         In the event of any change in any applicable law, rule, guideline, regulation, treaty or official directive (whether or not having the force of law) or in the interpretation or application thereof by any court or by any governmental agency, central bank or other authority or entity charged with the administration thereof with which the Lender is required to comply or with which the Lender, in its sole discretion, considers it necessary or advisable to comply and which now or hereafter:

         (a) subjects the Lender to any Tax or changes the basis of taxation, or increases any existing Tax, on payments of principal, interest, fees or other amounts payable by the Borrower, the Seller or the Servicer to the Lender under this Agreement or any other Credit Document (except for taxes on the overall net income of the Lender);

         (b) imposes, modifies or deems applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by, an office of the Lender; or

         (c) imposes on the Lender or expects there to be maintained by the Lender any capital adequacy or additional capital requirements in respect of any Advances, the Credit Facility Limit or any other condition with respect to this Agreement, and the result of any of the foregoing shall be to increase the cost to, or reduce the amount of principal, interest or other amount received or receivable by the Lender hereunder or its effective return hereunder in respect of making, maintaining or funding such Advance, the Lender shall determine that amount of money which shall compensate it for such increase in cost or reduction in income (herein referred to as "Additional Compensation"). Upon the Lender having determined that it is entitled to Additional Compensation in accordance with the provisions of this Section 10.1, the Lender shall promptly so notify the Borrower, the Seller and the Servicer. The Lender shall provide to the Borrower, the Seller and the Servicer a photocopy of the relevant law, rule, guideline, regulation, treaty or official directive and a certificate of a duly authorized officer of the Lender setting forth the Additional Compensation and the basis of calculation therefor, which shall be prima facie evidence of such Additional Compensation in the absence of manifest miscalculation or error. The Borrower shall, or shall cause the Servicer from amounts on deposit in the Collection Account to, pay to the Lender within ten (10) Business Days of the giving of such notice the Additional Compensation calculated to the date of such notification.

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


10.2     RESERVED

10.3     ILLEGALITY

         If the adoption of any applicable law, regulation, treaty or official directive (whether or not having the force of law) after the execution hereof or the Closing Date or any change therein or in the interpretation or application thereof by any court or by any governmental or other authority or central bank or comparable agency or any other entity charged with the interpretation or administration thereof or compliance by the Lender with any request or direction (whether or not having the force of law) of any such authority, central bank or comparable agency or entity, makes it unlawful or impossible after the execution hereof or the Closing Date for the Lender to make, fund or maintain an Advance or to perform its obligations in respect of such an Advance, the Lender may, by written notice thereof to the Borrower, declare its obligations under this Agreement to be terminated whereupon the same shall forthwith terminate, and (x) the Borrower shall repay within the time required by this Agreement or, if shorter, the time required by such law (or at the end of any longer period as the Lender in its sole discretion shall have agreed to) the remaining principal amount of such Advance and any and all other amounts owed by the Borrower and
(y) the Seller shall repay within the time required by this Agreement any and all amounts owed by the Seller, in each case, together with accrued interest thereon and such Additional Compensation as may be applicable to the date of such payment provided that the provisions of Section 2.5 shall apply to any such repayment. If any such change shall only affect a portion of the Lender obligations under this Agreement which is, in the opinion of the Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Borrower or the Seller hereunder, the Lender shall only declare its obligations under that portion so terminated.

10.4     CAPITAL REQUIREMENTS

         If the Lender shall determine that any change after the date of this Agreement in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law or requirement of law regarding capital or the adoption after the date hereof of any other law or requirement of law regarding capital adequacy, or any change after the date of this Agreement in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any Governmental Authority charged with the enforcement or interpretation or administration thereof, or compliance by the Lender (or any lending office of the Lender) or the Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of the maintenance of the Credit Facility or the making or maintenance of any Advance under this Agreement to a level below that which the Lender or the Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then, upon written demand by the Lender, the Borrower shall pay to the Lender, from time to time such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered. Without affecting its rights under this Section 10.4 or any other provision of this Agreement, the Lender agrees that if there is any increase in any cost to or reduction in any amount receivable by the Lender with respect to which the Borrower would be obligated to compensate the Lender pursuant to this Section 10.4, the Lender shall use reasonable efforts to select an alternative lending office which would not result in any such increase in any cost to or reduction in any amount receivable by Lender; provided, however, that the Lender shall not be obligated to select an alternative lending office if the Lender determines that (i) as a result of such selection the Lender would be in violation of any Requirement of Law, or would incur additional costs or expenses, or (ii) such selection would be inadvisable for regulatory reasons.

10.5     DISCRETION OF LENDER AS TO MANNER OF FUNDING.

         Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of the Advances in any manner it elects, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Lender had actually funded and maintained each Advance through the purchase of deposits having a maturity corresponding to the Maturity Date and bearing an interest rate equal to LIBOR (whether or not, in any instance, the Lender shall have granted any participations in such Advance). The Lender may, if it so elects, fulfill any commitment to make an Advance by causing a foreign branch or affiliate to make or continue such Advance; PROVIDED, HOWEVER, that in such event such Advance shall be deemed for the purposes of this Agreement to have been made by the Lender, and the Obligation of the Borrower to repay such Advance shall nevertheless be to the Lender and shall be deemed held by the Lender, to the extent of such Advance, for the account of such foreign branch or affiliate.

                                   ARTICLE 11
                             SUCCESSORS AND ASSIGNS

11.1     SUCCESSORS AND ASSIGNS

         11.1.1 The Credit Documents to which the Borrower is a party shall inure to the benefit of the Lender and its successors and assigns and shall be binding upon and inure to the benefit of the Borrower and its successors and permitted assigns. Without the prior written consent of the Lender, the Borrower shall not assign any rights or obligations with respect to this Agreement or any of the other Credit Documents to which it is party.

         This Agreement shall be binding upon the Seller and its successors and permitted assigns. The Seller shall not assign any rights and/or obligations with respect to this Agreement or any of the other Credit Documents to which it is party without the prior written consent of the Lender.

         The rights and obligations of the Lender under this Agreement are assignable in whole or in part to any Person; PROVIDED that in connection with any such assignment, the Borrower shall have no obligation to indemnify the Lender or the applicable assignee for any withholding taxes imposed on payments made by the Borrower hereunder which arise pursuant to such assignment. The Lender may grant participations in the Credit Facility to any Person. The Borrower hereby consents to the disclosure of any information relating to the Borrower to any potential assignee or participant; PROVIDED that the Lender shall not disclose to any potential participant any information relating to the Borrower, the Seller, the Servicer, the Custodian or the Collateral which is not publicly available until such time as such potential participant has entered into a confidentiality agreement in form and substance reasonably acceptable to the Borrower, the Seller and the Lender.

         Notwithstanding any other provisions of this Agreement, the Lender agrees that it shall not offer to assign any portion of its rights and obligations under this Agreement without providing prior written notice thereof to the Borrower; PROVIDED that after the occurrence of an Event of Default which has not been waived no such notice shall be required. The Lender shall not be required to provide notice to the Borrower of the granting of any participation in the Credit Facility.

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


         11.1.2 The sale or other transfer of a participation by the Lender of its interest (or a part thereof) hereunder or a payment by a participant to the Lender as a result of the participation will not constitute a payment hereunder to the Lender or an Advance to the Borrower.

11.2     PARTICIPATION

         The Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement, but the participant shall not thereby become a "Lender" and:

         (a) the Lender obligations under this Agreement shall remain unchanged;

         (b) the Lender shall remain solely responsible to the Borrower for the performance of such obligations;

         (c) the Borrower and the Seller shall continue to deal solely and directly with the Lender in connection with the Lender rights and obligations under this Agreement; and

         (d) no participant shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Person therefrom.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

12.1     CAPITALIZED TERMS

         All capitalized terms used in any of the Credit Documents to which the Lender, the Seller and the Borrower are parties and which are defined in this Agreement shall have the respective meanings defined herein unless otherwise defined in the other Credit Document.

12.2     SEVERABILITY

         Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof, which shall be deemed severable from such prohibited or unenforceable provision, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not be affected.

12.3     AMENDMENT, SUPPLEMENT OR WAIVER

         No amendment or waiver of any provision of this Agreement or any other Credit Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

12.4     GOVERNING LAW

         THIS AGREEMENT AND ALL OTHER CREDIT DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE

OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.5     THIS AGREEMENT TO GOVERN

         In the event of any conflict between the terms of this Agreement and the terms of any other Credit Document, the provisions of this Agreement shall govern to the extent necessary to resolve the conflict.

12.6     PERMITTED ENCUMBRANCES

         The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed to be, an acknowledgment by the Lender that such Encumbrance shall have priority over the Lender's security interest in the Collateral.

12.7     EXPENSES AND INDEMNITY

         12.7.1 All statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lender by the Borrower or the Seller under this Agreement shall be supplied without cost to the Lender. The Borrower shall, and the Seller shall cause the Borrower to, pay on demand all reasonable out of pocket costs and expenses of the Lender (including long distance telephone and courier charges and the reasonable fees and expenses of legal counsel to the Lender), incurred in connection with (i) the preparation, execution, delivery, administration, periodic review, modification or amendment of the Credit Documents; (ii) any enforcement of the Credit Documents; (iii) obtaining advice as to its rights and responsibilities in connection with this Agreement and the Credit Documents; (iv) reviewing, inspecting and appraising the Collateral at reasonable intervals; and (v) all other matters relating to this Agreement and the other Credit Documents; PROVIDED that that so long as the Closing Date and the date of the first Advance occurs not later than June 19, 2002, the Borrower shall not be required to reimburse the Lender for more than $100,000 for services, together with all disbursements, payable by the Lender to its counsel relating to services performed up to such date in connection with the transactions contemplated by the Credit Documents. Such costs and expenses shall be payable whether or not an Advance is made under this Agreement.

         12.7.2 Without limiting any other rights that the Lender may have hereunder, under any other Credit Document or under applicable law or in equity, the Borrower and the Seller, each with respect to itself, hereby agrees to indemnify (and pay upon demand to) each Indemnified Party from and against any and all Indemnified Amounts awarded against or incurred by any of such Indemnified Party arising out of or as a result of this Agreement or any other Credit Documents (including, without limitation the making of any Advance hereunder), excluding, however, in all of the foregoing instances:

         (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Servicer or the Indemnified Party seeking indemnification;

         (b) Indemnified Amounts to the extent the same includes losses in respect of Contracts that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or would constitute recourse to the Seller for losses in respect of uncollectible Receivables;

         (c) taxes (including interest and penalties imposed thereon) imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party;

         (d) Indemnified Amounts to the extent that they are or result from lost profits (other than principal, yield and fees with respect to the Advances); and

         (e)   Indemnified   Amounts   to  the  extent   that  they   constitute
               consequential, special or punitive damages;

         PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of the Borrower or the Seller or limit the recourse of the Lender to the Borrower or the Seller for amounts otherwise specifically provided to be paid by such party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Borrower, but not including a guaranty of the creditworthiness of any Obligor) relating to or resulting from:

               (i) any representation or warranty made by the Borrower or the Seller (or any officers of any such Person) under or in connection with this Agreement, any other Credit Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

               (ii) the failure by the Borrower or the Seller or any Related Tranche Collateral to comply with any applicable law, rule or regulation, or the nonconformity of any Contract with any such applicable law, rule or regulation or any failure of the Borrower or the Seller to keep or perform any of its obligations, express or implied, with respect to any Contract;

               (iii) any  failure of the  Borrower  or the Seller to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Credit Document which adversely affects such Indemnified Party's rights hereunder;

               (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with the Financed Vehicle or insurance that are the subject of any Contract;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy, insolvency, reorganization or other similar proceeding), including, without limitation, a defense based on such Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms of the Obligor to the payment of any amounts due under such Contract;

               (vi) the commingling of collections in respect of the Contracts at any time with other funds;

               (vii) any  investigation,  litigation or proceeding related to or arising from this Agreement or any other Credit Document, the transactions contemplated hereby, the use of the proceeds of any Advance, the ownership of the Contracts or any other investigation, litigation or proceeding relating to the Borrower or the Seller in which any Indemnified
                     Party becomes involved as a result of any of the transactions contemplated hereby;

             (viii) any inability to litigate any claim against any Obligor in respect of its Contract as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

               (ix) (A) the Borrower or the Seller generally not paying its debts as such debts become due or shall admitting in writing its inability to pay its debts generally or making a general assignment for the benefit of creditors; or (B) any proceeding instituted by or against the Borrower or the Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or (C) the Borrower or the Seller taking any organizational action to authorize any of the actions set forth in clauses (A) or (B) above;

               (x) any failure of the Borrower to acquire and maintain legal and equitable title to, and ownership of the Sold Assets from the Seller, free and clear of any Encumbrances (other than Permitted Encumbrances in favor of the Lender); or any failure of the Borrower to give reasonably equivalent value to the Seller under the Contribution and Sale Agreement in consideration of the transfer by the Seller of the Sold Assets, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action (provided that defense costs are indemnified under this paragraph (x) only to the extent that the Borrower does not elect to defend any such attempt);

               (xi) any failure to vest and maintain vested in the Borrower or to transfer to the Borrower a first priority perfected ownership interest in the Sold Assets, free and clear of any Encumbrances (other than Permitted Encumbrances in favor of the Lender);

               (xii) any failure to vest and maintain  vested in the Lender (for the benefit of the Lender and any Hedge Counterparty) or to transfer to the Lender (for the benefit of the Lender and any Hedge Counterparty), a first priority perfected security interest in the Collateral, free and clear of any Encumbrances (other than Permitted Encumbrances in favor of the Lender);

              (xiii) the  failure  to  have  filed,  or  any  delay  in  filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral;

               (xiv) any action or omission by the  Borrower or the Seller which reduces or impairs the rights of the Lender with respect to any Collateral or the value of any such Collateral (except as permitted under the Credit Documents);

               (xv) any attempt by any Person to void any Advance hereunder under statutory provisions or common law or equitable action (PROVIDED that defense costs shall be indemnified under this paragraph (xv) only to the extent that the Borrower or the Seller does not elect to defend any such attempt); or

               (xvi) the failure of any  Contract to be an Eligible  Contract at the time pledged to the Lender.

         The obligations and agreements of the Seller and the Borrower under this Section 12.7 shall survive the termination of this Agreement and the repayment of the Obligations.

12.8     MANNER OF PAYMENT AND TAXES

         All payments to be made by the Borrower and the Seller pursuant to the Credit Documents are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any Tax, including but not limited to withholding taxes, other than taxes on the overall net income of the Lender. If any Tax is deducted or withheld from any payments under the Credit Documents, the payor shall promptly remit to the Lender in the currency in which such payment was made, the equivalent of the amount of Tax so deducted or withheld together with the relevant receipt addressed to the Lender. If the payor is prevented by operation of law or otherwise from paying, causing to be paid or remitting such Tax, the interest or other amount payable under the Credit Documents will be increased to such rates as are necessary to yield and remit to the Lender the principal sum advanced or made available together with interest at the rates specified in the Credit Documents after provision for payment of such Tax.

         If any of the Borrower or the Seller makes any payment pursuant to the immediately preceding paragraph, and the Lender receives any tax benefit under the laws of the United States, any political subdivision thereof or any other jurisdiction that the Lender would not have received had the payor not made the payment, the Lender shall pay the payor the amount of the tax benefit after it is received, to the extent that the payment by the Lender does not place the Lender in a worse position than it would have been had no payment been made by the payor. If the payor makes any payment under this Section for the account of the Lender, the Lender shall take reasonable steps to minimize the net amount payable by the payor under this Section, but the Lender shall not be obliged to disclose any information to the payor concerning its income or taxes that is not otherwise publicly available.

12.9     THIRD PARTY BENEFICIARY

         Each Hedge Counterparty is an intended and express third party beneficiary under this Agreement.

12.10    NOTICES

         All notices, requests and other communications to be given hereunder shall be in writing and shall be given to such party at its address or fax number set forth below or such other address or fax number as such party may hereafter specify by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by fax during the business hours of the party receiving notice, when transmitted to the fax number specified in this Section and, on the day of transmittal thereof, a confirmation of receipt (which may be telephonic) is given by the recipient and in any event no later than the next Business Day, (ii) if given by mail, on the third day after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified in this Section; provided that notices given under this subsection (iii) shall not be effective until received by the respective addressee. All notices shall also be given, simultaneously and in like manner, to such party's legal counsel at its address or fax number set forth below or such other address or fax number as such party may hereafter specify by notice to the other parties.

AS TO BORROWER:                                  WITH A COPY TO:

E-LOAN Auto Fund One, LLC                        E-LOAN, Inc.
5875 Arnold Road                                 5875 Arnold Road
Dublin, CA  94568                                Dublin, CA  94568
Telephone:  925-241-2510                         Telephone:  925-560-2631
Telefax:  925-560-3408                           Telefax:  925-803-3503
Attn:  Tom Knight, Treasurer                     Attn: Edward A. Giedgowd, Esq.


AS TO SELLER:                                    WITH A COPY TO:

E-LOAN, Inc.                                     E-LOAN, Inc.
5875 Arnold Road                                 5875 Arnold Road
Dublin, CA  94568                                Dublin, CA  94568
Telephone:  925-241-2510                         Telephone:  925-560-2631
Telefax:  925-560-3408                           Telefax:  925-803-3503
Attn:  Tom Knight, Treasurer                     Attn: Edward A. Giedgowd, Esq.


AS TO LENDER:                                    WITH A COPY TO:

Merrill Lynch Bank USA                           Merrill Lynch Bank USA
800 Scudders Mill Road                           15 W. South Temple
Plainsboro, NJ 08536                             Salt Lake City, UT  84101
Telephone: (609) 282-3038                        Telephone: (801) 526-8310
Telefax: (609) 282-1269                          Telefax: (801) 534-1677
Attn: Scott Croland                              Attn: Eric Billings


AS TO MERRILL COUNTERPARTY:                      WITH A COPY TO:

Merrill Lynch Bank USA                           Merrill Lynch Bank USA
800 Scudders Mill Road                           15 W. South Temple
Plainsboro, NJ 08536                             Salt Lake City, UT  84101
Telephone: (609) 282-3038                        Telephone: (801) 526-8310
Telefax: (609) 282-1269                          Telefax: (801) 534-1677
Attn: Scott Croland                              Attn: Eric Billings


AS TO SERVICER:                                  WITH A COPY TO:

Systems & Services Technologies, Inc.            Systems & Services Technologies, Inc.
4315 Pickett Road                                4315 Pickett Road
St. Joseph, MO  64503                            St. Joseph, MO  64503
Telephone: (816) 671-2029                        Telephone: (816) 671-2028
Telefax: (816) 671-2029                          Telefax: (816) 671-2029
Attn:    John J. Chappell, President             Attn: Joseph D. Booz, General Counsel

12.11     BORROWER'S ACCOUNT AND CONCENTRATION ACCOUNT

         (a) Unless the Borrower otherwise notifies the Lender in writing, the following account shall be the Borrower's Account:

                           Bank:            Bank One
                           Account #:       632787271
                           ABA:             044000037
                           Attn:            E-Loan Base Account

         (b) Unless the Borrower otherwise notifies the Lender in writing or as set forth in Section 2.2, all Advances shall be made by wire transfer into the Concentration Account.

12.12    LENDER ACCOUNT

         Unless the Lender otherwise notify the Borrower in writing, all payments to be made by the Borrower to the Lender pursuant to this Agreement or any other Credit Document shall be made by wire transfer into the following account (the "Lender Account") of the Lender:

                           Bank:            Merrill Lynch Bank USA
                           Account #:       62030
                           ABA:             124084669
                           Attn:            MLMCI - E-LOAN Auto Fund One, LLC

12.13    TIME OF THE ESSENCE

         Time shall be of the essence in this Agreement and each of the other Credit Documents.

12.14    FURTHER ASSURANCES

         Each of the Borrower and the Seller shall, at the request of the Lender, do all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the Lender, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Credit Documents.

12.15    TERM OF AGREEMENT

         Except as otherwise provided herein, this Agreement shall remain in full force and effect until such time as (a) all of the Obligations owing hereunder from time to time have been paid and performed in full, and (b) the Lender has released the Borrower and the Seller from their respective obligations under this Agreement (except those which arise pursuant to those provisions which by their terms are expressly intended to survive any termination of this Agreement) pursuant to an instrument in writing signed by the Lender.

12.16    PAYMENTS ON BUSINESS DAY

         Whenever any payment or performance under the Credit Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day.

12.17    COUNTERPARTS AND FACSIMILE

         This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile copy.

12.18    ENTIRE AGREEMENT

         THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN BORROWER AND LENDER AND SUPERSEDE ALL PRIOR PROPOSALS, AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. BORROWER CERTIFIES THAT IT IS RELYING ON NO REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT EXCEPT FOR THOSE SET FORTH HEREIN AND THE OTHER CREDIT DOCUMENTS OF EVEN DATE HEREWITH.

12.19    SUBMISSION TO JURISDICTION

         EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                   (a) SUBMITS ITSELF AND ITS PROPERTY TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY OTHER FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

                   (b) CONSENTS THAT ANY ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY OR ARISING FROM, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF, THE CREDIT DOCUMENTS MAY BE BROUGHT IN SUCH COURTS;

                   (c) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                   (d) AGREES THAT ANY SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OF THE OTHER
PARTIES HERETO SHALL HAVE BEEN NOTIFIED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT; PROVIDED THAT FOR THE AVOIDANCE OF DOUBT, EACH PARTY AGREES THAT ANY SERVICE OF PROCESS ON THE BORROWER SHALL BE SENT TO THE ADDRESS SET FORTH IN SECTION 4 OF ITS LIMITED LIABILITY COMPANY AGREEMENT; AND

                   (e) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

12.20    NO WAIVER; REMEDIES CUMULATIVE

         No failure or delay on the part of Lender in exercising any Right or remedy hereunder and no course of dealing between Borrower and Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any Right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other Right or remedy hereunder. The Rights and remedies herein expressly provided are cumulative and not exclusive of any Rights or remedies which Lender would otherwise have.

12.21    WAIVERS BY BORROWER

         TO THE FULLEST EXTENT PERMITTED BY LAW, EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, BORROWER WAIVES (A) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, NOTICE OF INTENT TO ACCELERATE THE MATURITY OF THE OBLIGATIONS AND NOTICE OF SUCH ACCELERATION, PROTEST, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION, OR RENEWAL; AND (B) ALL RIGHTS TO NOTICE OF A HEARING PRIOR TO THE LENDER'S TAKING POSSESSION OR CONTROL OF, OR THE LENDER'S REPLEVY, ATTACHMENT OR LEVY UPON, THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY OF LENDER'S REMEDIES. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT.

12.22    WAIVER OF JURY

         LENDER,  SELLER  AND  BORROWER  HEREBY  VOLUNTARILY,   IRREVOCABLY  AND
UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG LENDER, SELLER AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG BORROWER, SELLER AND LENDER IN CONNECTION WITH THE CREDIT DOCUMENTS, THIS AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THE FINANCING TRANSACTION. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LENDER'S ABILITY TO PURSUE ITS REMEDIES AS SET FORTH IN THIS AGREEMENT.

12.23    EXCEPTIONS TO COVENANTS

         Borrower shall not take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any of the Credit Documents if such action or omission would result in the breach of any other covenant contained in any of the Credit Documents.

12.24    SURVIVAL

         All covenants, agreements, undertakings, representations, and warranties made in any of the Credit Documents shall survive all closings under the Credit Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. Borrower's obligations under Section
12.7 hereof shall remain operative and in full force and effect regardless of the termination of this Agreement, the repayment of the Note, or the existence of any investigation made on behalf of the Lender regarding the representations and warranties made by Borrower in connection with the Credit Documents.

12.25    MAXIMUM INTEREST RATE

         It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, the Note, the other Credit Documents, or any other document relating hereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If from any circumstances whatsoever, fulfillment of any provision of this Agreement or of any other document pertaining hereto or thereto, shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Lender shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, the Note, the other Credit Documents, or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Note or on account of any other indebtedness of Borrower to Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to Borrower.

12.26    SEVERABILITY

         If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected thereby.





                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                       E-LOAN AUTO FUND ONE, LLC, as Borrower

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       E-LOAN, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       MERRILL LYNCH BANK USA, as Lender


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE A

                                  DEFINED TERMS

                  "30+ DAY DELINQUENT CONTRACT" means any Contract then included in the Collateral on which at least one payment (or any portion thereof) is more than 30 days past due pursuant to the terms thereof.

                  "30+ DAY DELINQUENCY RATIO" means, with respect to any Tranche, the ratio of (x) the Outstanding Balance of all 30+ Day Delinquent Contracts which are part of the Related Tranche Collateral for such Tranche, to
(y) the related Outstanding Tranche Collateral Balance on such date of determination.

                  "ACH"  means  the  Automated   Clearinghouse  of  the  Federal
Reserve.

                  "ACH DISBURSEMENT ACCOUNT" means the segregated ACH disbursement account maintained by Seller at Bank One (account: E-LOAN, Inc.) having account number 636101479 (ABA: 044000037) for the purpose of disbursing the principal amount of each Contract to the related Dealer or Eligible Non-Franchise Dealer for the related Financed Vehicle via ACH when check is not used.

                  "ACKNOWLEDGEMENT OF CUSTODIAN" means an acknowledgement of Custodian substantially in the form of Schedule D to the Credit Agreement.

                  "ADDITIONAL COMPENSATION" has the meaning attributed to such term in Section 10.1 of the Credit Agreement.

                  "ADMINISTRATION AGREEMENT" means the Administration Agreement, dated as of June 1, 2002, between the Borrower and the Administrator;

                  "ADMINISTRATOR" means, as of any date of determination, the Person then identified as such pursuant to the Administration Agreement; initially, E-LOAN, Inc.

                  "ADMINISTRATOR   FEE"   The   compensation   payable   to  the
Administrator for its services under the Administration Agreement, which amount shall not exceed $2,000 per month.

                  "ADVANCE" means a borrowing by the Borrower pursuant to the Credit Agreement, and any reference relating to the amount of Advances shall mean the sum of the aggregate principal amount of all outstanding Advances.

                  "AFFILIATE" means any Person who (i) would be an "affiliate" of Borrower within the meaning of the regulations promulgated pursuant to the Securities Act of 1933, as such regulations and Act are amended and in effect on the date in question, if such Person were subject to such Act and regulations, or (ii) owns any legal or beneficial interest of twenty-five percent (25%) or more in such Person, (iii) is a director or officer of Borrower, or (iv) is a relative of any of the Persons described in clause (iii).

                  "AGGREGATE DISCOUNTED CONTRACT BALANCE" means the aggregate Discounted Contract Balance on such date of calculation for all Contracts.

                                       2-

                  "AGGREGATE LOAN BALANCE" means, on any day, the aggregate Outstanding Tranche Loan Balance on such date of calculation for all Tranches.

                  "AGGREGATE OUTSTANDING BALANCE" means, on any day, with respect to the Receivables forming part of the Collateral, the aggregate Outstanding Balance of all such Receivables on such day.

                  "AMOUNT FINANCED" means, with respect to a Contract and the related Receivable, the aggregate principal amount of credit extended to the related Obligor in connection with the purchase (or financing or refinancing of the purchase) of the related Financed Vehicle including, without limitation, any taxes, insurance and related costs financed in connection therewith, as set out in the Receivable Files.

                  "ANNUALIZED NET LOSS" means, with respect to any Tranche, an amount equal to the product of (i) the difference between (A) the aggregate principal balance of all Receivables then included in such Tranche that became Defaulted Receivables during the preceding Monthly Period and (B) any recoveries received during the preceding Monthly Period for any Defaulted Receivables then included in such Tranche, including any proceeds from disposition of the related Financed Vehicles and any amounts paid by or on behalf of the related Obligors, multiplied by (ii) 12.

                  "ANNUALIZED NET LOSS RATIO" means, with respect to any Tranche, the ratio of (x) the amount of all Annualized Net Losses with respect to such Tranche, to (y) the related Outstanding Tranche Collateral Balance on such date of determination.

                  "APR" means, with respect to any Receivable, the annual rate of interest (or finance charges) specified in the related Contract.

                  "AUTO FUND SECURITY AGREEMENT" means the Security Agreement, dated as of June 1, 2002, between the Borrower and the Secured Party, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "BANK ONE" means Bank One, NA, a national banking association, and its successors and permitted assigns.

                  "BLACK BOOK" means any current, subscription-based car pricing mini-book updated at least monthly with regional selling prices from wholesale auto auctions and distributed to auto dealers, as of such date of determination.

                  "BORROWER" means E-LOAN Auto Fund One, LLC, a Delaware limited liability company, and its successors and permitted assigns.

                  "BORROWER'S ACCOUNT" has the meaning attributed to such term in Section 12.11 of the Credit Agreement.

                  "BORROWER'S COUNSEL" means Mayer, Brown, Rowe & Maw.

                  "BREAKAGE FEE" means an amount equal to 0.15% of (x) the principal balance of any Contracts that are sold by the Borrower or (y) any Advances which are repaid on any day other than a Payment Date.

                  "BUSINESS DAY" means any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or banking institutions in New York

                                       3-


(including New York City) or, to the extent relevant, California or Missouri are authorized or obligated by law, regulation or executive order to remain closed.

                  "BUYER" means the Borrower, as buyer under the Contribution and Sale Agreement.

                  "CASUALTY LOSS" means any of the following events with respect to any Financed Vehicle: (a) the actual total loss of such Financed Vehicle, (b) the Seller's or the Servicer's actual knowledge that such Financed Vehicle has become lost, stolen or destroyed, (c) 30 days following the Servicer's or the Buyer's determination that such Financed Vehicle is damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, or (d) the Seller or the Servicer become aware that such Financed Vehicle shall have been deemed under its Contract to have suffered a casualty loss.

                  "CERTIFICATE OF TITLE" shall have the meaning attributed to such term in Section 9-102(10) of the UCC.

                  "CLAIM"  has the  meaning  attributed  to such term in Section
7.07 of the Auto Fund Security Agreement.

                  "CLOSING DATE" means June 18, 2002.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

                  "COLLATERAL"  has  the  meaning  attributed  to  such  term in
Section 2.01 of the Auto Fund Security Agreement.

                  "COLLATERAL VALUE" means, with respect to a Financed Vehicle that is a new vehicle, the invoice price of such vehicle, and with respect to a Financed Vehicle that is a used vehicle, the trade-in/wholesale price of such vehicle from an approved used car value guide for a used vehicle. For purposes of this definition, the approved used car value guides are N.A.D.A., KBB or Black Book.

                  "COLLECTION ACCOUNT" means the segregated collection operations account subject to the Securities Account Control Agreement and maintained by the Borrower at Bank One (account: E-LOAN Auto Fund One, LLC) having account number 636101495 (ABA: 044000037) for the purpose of depositing the Collections forming part of the Collateral.

                  "COLLECTION SWEEP INVESTMENT ACCOUNT" means the collection sweep investment sub-account to the Collection Account subject to the Securities Account Control Agreement and maintained by the Borrower at Bank One for the purpose of investing amounts held in the Collection Account in Eligible Investments.

                  "COLLECTIONS" means the aggregate of all payments and proceeds (including Insurance Proceeds and the proceeds of disposition of any Financed Vehicle received as a result of the enforcement of the terms of the related Contract) received by the Borrower in respect of any Collateral.

                  "COMMITMENT EXPIRATION DATE" means June 17, 2003 (unless otherwise extended by the Lender in its sole discretion in accordance with the terms and conditions of Section 2.1 of the Credit Agreement)

                                       4-


                  "COMMITMENT  FEE" has the meaning  attributed  to such term in
Section 3.3.1 of the Credit Agreement.

                  "COMMITMENT  TERMINATION  DATE"  means the earlier to occur of
(i) the Termination Date, (ii) the date on which any purchase pursuant to the Receivables Auction Option is required to be consummated and (iii) the Commitment Expiration Date.

                  "CONCENTRATION ACCOUNT" means the segregated funding concentration account maintained by the Seller at Bank One (account: E-LOAN, Inc.) having account number 636101438 (ABA: 044000037) for the purpose of reconciling the receipts and disbursements on the Contracts.

                  "CONTRACT" means an E-Fund Agreement, Note and Security Agreement and each other agreement delivered in connection therewith or pursuant thereto relating to a Vehicle, which was originated by the Seller and pursuant to which the related Obligor is required to repay the related Amount Financed in full during the term of such agreement or contract.

                  "CONTRACT PURCHASER" means a financial institution that has entered into a Contract Purchase Agreement with Seller.

                  "CONTRACT PURCHASE AGREEMENT" means a written agreement between Seller and a Contract Purchaser whereby the Seller agrees to sell and the Contract Purchaser agrees to purchase Contracts which satisfy such Contract Purchaser's Loan Guidelines. A list of all of the Seller's Contract Purchase Agreements is attached to the Loan Agreement as Exhibit C.

                  "CONTRIBUTION AND SALE AGREEMENT" means the Contribution and Sale Agreement, dated as of June 1, 2002, between the Borrower and the Seller, as the same may be supplemented (including each Seller Assignment), amended or otherwise modified from time to time in accordance with its terms.

                  "CREDIT AGREEMENT" means the Credit Agreement, dated as of June 1, 2002, among the Borrower, the Seller and the Lender, as the same may be supplemented, amended or otherwise modified from time to time in accordance with its terms.

                  "CREDIT DOCUMENTS" means the Credit Agreement, the Contribution and Sale Agreement, the Servicing and Custodian Agreement, the Auto Fund Security Agreement, the Note, each Hedge Agreement, the Securities Account Control Agreement, the Administration Agreement, any supplements to or confirmations under any such agreement and other documents and certificates delivered in connection therewith.

                  "CREDIT  FACILITY" has the meaning  attributed to such term in
Section 2.1.1 of the Credit Agreement.

                  "CREDIT FACILITY LIMIT" means, (i) during the period ending August 31, 2002, $150,000,000; (ii) during the period ending November 30, 2002, $300,000,000; (iii) during the period ending February 28, 2003, $450,000,000;
and (iv) at all times thereafter, the greater of (A) $540,000,000 and (B) the Lender's then current legal lending limit, PROVIDED that in no event shall the amount under this clause (iv) exceed $600,000,000.

                  "CURRENT FINANCIALS" means the Financial Statements of Seller for the fiscal year ending December 31, 2001, and the quarter ended March 31, 2002.

                                       5-


                  "CUSTODIAN" means Systems & Services Technologies, Inc., a Delaware corporation, and its successors and permitted assigns as custodian under the Servicing and Custodian Agreement.

                  "CUTOFF  DATE"  has the  meaning  attributed  to such  term in
Section 2.3.3 of the Credit Agreement.

                  "DEALER" means a franchise dealer and seller of Vehicles.

                  "DEALER AGREEMENT" means an agreement between a Dealer or Eligible Non-Franchise Dealer and the Seller whereby the Seller agrees to make a direct loan to a consumer for the purchase of a Vehicle from a Dealer or Eligible Non-Franchise Dealer, provided that such dealer performs certain acts and provides certain documentation to the Seller, which agreement is substantially in the form of Exhibit N to the Credit Agreement.

                  "DEBT" means, at any time, with respect to any Person, without duplication and, except as provided in item (b) below, without regard to any interest component thereof (whether actual or imputed) that is not due and payable, the aggregate of the following amounts, each calculated at such time in accordance with GAAP, but excluding, for greater certainty, capital stock, whether or not preferred, which is not referred to in clause (k) below:

                  (a)  money  borrowed   (including  by  way  of  overdraft)  or
         indebtedness   represented   by  notes  payable  and  drafts   accepted
         representing extensions of credit;

                  (b) the face amount of all bankers' acceptances and similar instruments;

                  (c) the amount of any indemnity or reimbursement obligations arising from or relating to letters of credit, letters of guarantee, legally binding comfort letters, guarantees or security bonds issued on behalf of such Person;

                  (d) all obligations (whether or not with respect to the borrowing of money) that are evidenced by bonds, debentures, notes or other similar instruments, whether or not any such instruments are convertible into capital, or that are not so evidenced, but that would be considered by GAAP to be indebtedness for borrowed money;

                  (e)  all   obligations   upon  which   interest   charges  are
         customarily paid by that Person (including purchase money obligations);

                  (f) principal obligations as lessee under capital leases, all as determined in accordance with GAAP;

                  (g) all obligations (contingent or otherwise) under any Hedge Agreements (after deducting the market value at such time of any collateral or credit support posted or transferred to the applicable counterparty as security for such obligations);

                  (h) any deferred purchase price for property or services purchased (including vendor financing in connection with any investment, but excluding trade payables and other liabilities incurred in the ordinary course of business);

                  (i) any transfer of property or assets which has been made with recourse to the transferor or any obligation to repurchase any property or assets or to purchase property or assets regardless of the delivery or non-delivery thereof;

                                       6-


                  (j) any amount secured by an Encumbrance;

                  (k) any obligation to purchase, redeem or otherwise retire or purchase for cancellation any shares of capital stock in such Person at the option of the holder thereof, including any obligation to so purchase, redeem or otherwise retire or purchase for cancellation any shares of capital stock issuable upon the exchange or conversion of other shares; and

                  (l) any contingent obligation incurred for the purpose of or having the effect of providing financial assistance to another entity, including, any guarantee or indemnity (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation included in items (a) through (k) above.

         "DEFAULTED RECEIVABLE" means a Receivable with respect to which (i) the Servicer has repossessed the related Financed Vehicle, (ii) the Obligor has been identified as being the subject of a current bankruptcy proceeding, or (iii) such Receivable has been charged-off in accordance with the terms of the Servicing and Custodian Agreement (PROVIDED that any Receivable that is not performing for a period of greater than 120 days shall be presumed to be a "Defaulted Receivable" under this definition) or the Servicer has determined in its good faith that payments thereunder are not likely to be resumed.

         "DETERMINATION DATE" means, with respect to any Payment Date, the day occurring two (2) Business Days prior to such Payment Date.

         "DISCOUNTED CONTRACT BALANCE" means, with respect to any Contract, the then current net present value of the remaining payments due under such Contract, which amount shall be calculated by discounting such remaining payments monthly at the related interest rate on such Contract.

         "DRAFT ACCOUNT" means the segregated draft account maintained by the Seller at Bank One (account: E-LOAN, Inc.) having account number 634866339 (ABA:
044000037) for the purpose of disbursing the principal amount of each Contract to the related Dealer or Eligible Non-Franchise Dealer for the related Financed Vehicle via check when ACH is not used.

         "DRAWDOWN DATE" means the date, which shall be a Business Day, of any Advance.

         "DRAWDOWN  NOTICE" has the meaning  attributed  to such term in Section
2.3.2 of the Credit Agreement.

         "E-FUND AGREEMENT" means an E-Fund Agreement originated by the Seller to an Obligor for the purchase of a Vehicle, substantially in the form of Schedule O to the Credit Agreement.

         "ELIGIBLE CONTRACT" means a Contract which at its respective Transfer Date and Drawdown Date met the eligibility criteria set forth in Schedule J of the Credit Agreement.

         "ELIGIBLE NON-FRANCHISE DEALER" means (1) CarMax, (2) Autonation, (3) Enterprise, (4) each other Person mutually agreed upon by the Lender and the Borrower and (5) except for the ninety (90) day period following the Closing Date, sellers of vehicles that are not any of the foregoing persons and that do not comprise more than five percent (5%) of the Aggregate Outstanding Balance, in each case (x) approved by the Seller based on the Non-Franchise Dealer Procedures attached as Exhibit B to the Contribution and Sale Agreement and (y) a party to a Dealer Agreement.

                                       7-


         "ELIGIBLE HEDGE COUNTERPARTY" means (1) at the time of execution and delivery of the related Hedge Agreement, (x) the Lender and any party providing credit support on its behalf or (y) any bank and any other Person providing credit support on such Peron's behalf that has a long-term unsecured debt rating of at least "A" from S&P and "A2" from Moody's and has a short-term unsecured debt rating of "A-1" from S&P and "P-1" from Moody's, and (2) after the execution and delivery of the related Hedge Agreement, any Person described in clause (1) hereof that has not suffered a Hedge Counterparty Downgrade Event.

                  "ELIGIBLE   INVESTMENTS"   means  negotiable   instruments  or
securities represented by instruments in bearer or registered or in book-entry form which evidence obligations fully guaranteed by the United States.

                  "ENCUMBRANCE" means any mortgage, debenture, pledge, lien, charge, assignment by way of security, hypothecation or security interest granted or permitted by a Person or arising by operation of law, in respect of any Person's property or assets, or any consignment or capital lease of property by such Person as consignee or lessee or any other security agreement, trust or arrangement, having the effect of security for the payment or performance of any debt, liability or obligation.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EVENT OF DEFAULT" has the meaning  attributed to such term in
Section 9.1 of the Credit Agreement.

                  "EXCESS SPREAD" means the excess, if any, of the weighted average (weighted based on the Outstanding Balance of the Receivables) APR of the Receivables included in the Aggregate Outstanding Balance over the sum of
(i) the weighted average (weighted based on the notional amount of the Hedge Agreements as of the related date of determination) of the fixed interest rates payable by the Borrower under the Hedge Agreements and (ii) 1.50%.

                  "EXCESS SPREAD DEFICIENCY" has the meaning attributed to such term in Section 2.6.2 of the Credit Agreement.

                  "FINANCED VEHICLE" means, in respect of a Contract and the related Receivable, the Vehicle, together with all accessions thereto, securing the related Obligor's indebtedness in connection with such Contract and the related Receivable.

                  "FINANCIAL REPORT CERTIFICATE" means a certificate containing such certifications, statements, calculations, explanations, and conclusions as Lender may require concerning compliance with the Loan Documents in form and substance satisfactory to Lender, which is in the form of Exhibit B to the Loan Agreement.

                  "FINANCIAL STATEMENTS" means balance sheets, profit and loss statements, and statements of cash flows prepared in comparative form with respect to the corresponding period of the preceding fiscal year and prepared in accordance with GAAP.

                  "GAAP" means all applicable generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable as of the date of the Current Financials.

                                       8-


                  "GENERAL UNDERWRITING CRITERIA" means, the Seller's general underwriting and credit policies with respect to Contracts and Receivables, in the form set forth as Schedule I to the Credit Agreement, as such criteria may be amended from time to time in accordance with the terms of the Credit Agreement.

                  "GOOD FAITH DEPOSIT" means, with respect to the Borrower, the $50,000 non-refundable deposit paid by the Borrower or the Seller to the Lender in contemplation of the consummation of the transaction herein described.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, county, or city and any political subdivision of any of the foregoing and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Auto Fund Security Agreement, and other forms of the verb "to Grant" shall have correlative meanings. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "HEDGE AGREEMENT" means an interest rate swap agreement or cap agreement between a Hedge Counterparty and the Borrower (together with all supplements, confirmations, amendments and modifications thereto) acceptable to the Secured Party which provides for monthly payments by the interest rate swap or cap provider.

                  "HEDGE COUNTERPARTY" means an interest rate swap or cap provider.

                  "HEDGE COUNTERPARTY DOWNGRADE EVENT" means, with respect to any Hedge Counterparty, the assignment of a long-term unsecured debt rating of "BBB" or lower from S&P and "Baa2" or lower from Moody's with respect to the unsecured and unsubordinated debt, deposit or letter of credit obligations of such Hedge Counterparty (or any party providing credit support on its behalf).

                  "HEDGE  STRATEGY"  has the meaning  attributed to such term in
Section 3.7 of the Credit Agreement.

                  "INCLUDING" means "including without limitation" and shall not be construed to limit any general statement which it follows to the specific or similar item or items immediately following it and "include" and "includes" have similar non-restrictive meanings.

                  "INDEMNIFIED AMOUNTS" means any and all actions, proceedings, damages, losses, claims, taxes, liabilities, costs, expenses, obligations and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Lender) and reasonable disbursements.

                  "INDEMNIFIED PARTIES" means, the Servicer, the Custodian, the Lender, each Hedge Counterparty, each of their respective Affiliates and their respective members, directors, officers, employees and agents.

                                       9-


                  "INITIAL ADVANCE AMOUNT" means, with respect to each Advance on the related Drawdown Date, an amount equal to the product of (i) the Initial Advance Rate multiplied by (ii) the Outstanding Tranche Collateral Balance of the Related Tranche Collateral initially pledged to the Lender on such Drawdown Date.

                  "INITIAL ADVANCE RATE" means 99.5%.

                  "INITIAL SOLD ASSETS" means those Sold Assets transferred by the Seller to the Buyer on the Closing Date.

                  "INSOLVENCY  EVENT" means, with respect to a specified Person:
(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, or (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

                  "INSOLVENCY LAW" The United States Bankruptcy Reform Act of 1978, as amended, or similar applicable law in any applicable jurisdiction.

                  "INSURANCE PROCEEDS" means, with respect to any Contract and the related Receivable, any proceeds collected by the Borrower, the Servicer, the Seller or from claims on any physical damage insurance policies covering the related Financed Vehicle.

                  "INTEREST PERIOD" means in respect of any Advance, (A) initially, the period from and including the Drawdown Date in respect of such Advance to but excluding (i) with respect to any Advance made on or before the twenty-fifth (25th) day of a calendar month, the Payment Date following the calendar month during which the Drawdown Date in respect of such Advance occurred, and (ii) with respect to any Advance made after the twenty-fifth
(25th) day of a calendar month, the Payment Date following the first calendar month after the calendar month during which the Drawdown Date in respect of such Advance occurred, and (B) thereafter, the period from and including each Payment Date in respect of such Advance to but excluding the next Payment Date, up to but excluding the earlier of (x) the date on which the Borrower is required to repay such Advance pursuant to the terms of the Credit Agreement, and (y) the date on which such Advance is repaid in full.

                  "KBB" means any current Kelly Blue Book Official Guide published by Kelley Blue Book as of such date of determination.

                  "LAW"  means  all  applicable  statutes,   laws,   ordinances,
regulations,   orders,  writs,   injunctions  or  decrees  of  any  Governmental
Authority.

                  "LENDER" means Merrill Lynch Bank USA, an industrial loan company organized pursuant to the laws of the State of Utah, its successors and permitted assigns.

                                      10-


                  "LENDER  ACCOUNT" has the meaning  attributed  to such term in
Section 12.12 of the Credit Agreement.

                  "LIBOR" means, with respect to each Interest Period or other specified time period determined by the Lender, the London interbank offered rate for deposits in U.S. Dollars having a maturity of one month commencing on the first day of such Interest Period or other specified time period determined by the Lender, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the applicable LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, for such period and in a principal amount of not less than $1,000,000, are offered at approximately 11:00 a.m. (London time) on such LIBOR Determination Date to prime banks in the London Interbank market by the Reference Banks. The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on such LIBOR Determination Date for loans in U.S. Dollars, for such period and in a principal amount of not less than $1,000,000, to leading European banks; PROVIDED that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period or other specified time period determined by the Lender will be the LIBOR in effect for the previous Interest Period or other specified time period determined by the Lender; and PROVIDED FURTHER that if LIBOR in effect for the previous Interest Period or other specified time period determined by the Lender does not adequately and fairly reflect the cost to the Lender of funding the Credit Facility, LIBOR in effect for the applicable Interest Period or other specified time period determined by the Lender shall instead be the cost of funds to the Lender of funding the Credit Facility. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). "Reference Bank" means a leading bank:
(a) engaged in transactions in eurodollar deposits in the international eurocurrency market, (b) not controlling, controlled by or under common control with the Seller or the Borrower and (c) having an established place of business in London.

                  "LIBOR DETERMINATION DATE" means, with respect to any Interest Period, the second London business day before the commencement of such Interest Period. For this purpose, a "London business day" means any day on which dealings in U.S. dollars are carried on in the London interbank market.

                  "LIEN" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the related Receivable by operation of law as a result of any act or omission by the related Obligor.

                  "LIMITED LIABILITY COMPANY AGREEMENT" means the Limited Liability Company Agreement of the Borrower, dated as of May 21, 2002, among the Seller, as the Member, Benjamin B. Abedine, as a Special Member, and Dean A. Christiansen, as a Special Member, as amended from time to time in accordance with its terms.

                  "LOAN AGREEMENT" means the Loan Agreement, dated as of June 14, 2002, between the Seller, as borrower thereunder, and the Lender, as the same may be supplemented, amended or otherwise modified from time to time in accordance with its terms.

                  "LOAN DOCUMENTS" has the meaning attributed to such term in the Loan Agreement.

                                      11-


                  "LOAN-TO-VALUE   RATIO"  means  a  quotient  (expressed  as  a
percentage), the numerator of which is the principal balance of a Contract and the denominator of which is the Collateral Value of a Financed Vehicle.

                  "MATERIAL ADVERSE CHANGE" means, in respect of any Person, any change having a material adverse effect on the business, assets, liabilities, operations, results of operations, condition (financial or other), of such Person, or the ability of such Person to carry on its business or a significant part of its business, or which would reasonably be expected to result in, or has resulted in, a material adverse effect on the ability of such Person to perform its obligations under the Credit Documents to which it is a party.

                  "MATERIAL ADVERSE EFFECT" means, with respect to the Borrower or the Seller, a material adverse effect on (i) the financial condition or operations of the Borrower or the Seller, as the case may be, or the ability of such Person to perform its respective obligations under any Credit Document,
(ii) the legality, validity or enforceability of any Credit Document, (iii) the Secured Party's security interest in the Collateral generally or in any Contracts or other Collateral such that the aggregate Discounted Contract Balance of all the affected Contracts plus the face value of all other affected Collateral exceeds an aggregate amount of $250,000, or (iv) the collectibility of the Contracts generally or of any Material Portion of the Contracts.

                  "MATERIAL CONTRACT" means, with respect to any Person, any contract or agreement to which such Person is a party (i) involving an aggregate financial obligation on the part of such Person in excess of $1,000,000, or (ii) the breach of which by any party thereto would result in a Material Adverse Change in respect of such Person.

                  "MATERIAL PERMIT" means, with respect to any Person, any Permit the breach of which by such Person would result in a Material Adverse Change in respect of such Person.

                  "MATERIAL PORTION" means the aggregate Discounted Contract Balance of all affected Contracts plus the face value of all other affected Collateral exceeds an aggregate amount of $250,000.

                  "MATURITY DATE" means the fifteenth (15th) day of the Monthly Period immediately succeeding the due date of the latest installment due under the Receivables.

                  "MEMBER" has the meaning attributed to such term in the Limited Liability Company Agreement.

                  "MERRILL  COUNTERPARTY"  means the Person identified in clause
(x) of the definition of "Eligible Hedge Counterparty" above.

                  "MONTHLY PERIOD" means each calendar month.

                  "MONTHLY PRINCIPAL PAYMENT" means, for each Tranche and each Payment Date, an amount equal to the Outstanding Tranche Loan Balance at the opening of business on such Payment Date, minus the Target Tranche Loan Balance therefor.

                  "MONTHLY SERVICER REPORT" means a report of the Borrower for each Tranche, substantially in the form attached hereto as Schedule F.

                  "MONTHLY TAPE" means the computerized loan-level information on all Contracts comprising Collateral to be provided by the Servicer to the Lender pursuant to the Servicing Agreement

                                      12-


no less frequently than monthly, and which loan-level information shall include, without limitation, loan number, loan date, lender code, loan amount, product, tier, borrowing rate, Obligor's full name and full address, FICO score, term, monthly payment amount, estimated debt-to-income, model year, mileage, auto body type, auto body style, wholesale book value, servicer i.d., effective date and such other information as the Lender may reasonably request from time to time.

                  "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

                  "MULTIEMPLOYER PLAN" has the meaning attributed to such term under ERISA.

                  "N.A.D.A."   means  any  current   N.A.D.A.   Appraisal  Guide
published by NADA Appraisal Guides, Inc. as of such date of determination.

                  "NOTE" means the revolving credit note issued by the Borrower to the Lender pursuant to the Credit Agreement, substantially in the form of Schedule L thereto.

                  "NOTE AND SECURITY AGREEMENT" means a Note and Security Agreement originated by the Seller to an Obligor for the refinancing or purchase of a Vehicle, substantially in the form of Schedule P to the Credit Agreement.

                  "OBLIGATIONS" means all obligations of the Borrower to the Lender and/or the Hedge Counterparties under or in connection with the Credit Agreement, the Note and all other Credit Documents, including, without limitation, all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, whenever and howsoever incurred, in any currency at any time owing by the Borrower to the Lender and/or the Hedge Counterparties, in any currency or remaining unpaid by the Borrower to the Lender and/or the Hedge Counterparties, under or in connection with or relating to the Credit Agreement and all other Credit Documents, whether the same is from time to time increased, reduced and thereafter incurred again and whether arising from dealings between the Lender and/or the Hedge Counterparties and the Borrower or from any other dealings or proceedings by which the Lender and/or the Hedge Counterparties may be or become in any manner whatever a creditor of the Borrower, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses.

                  "OBLIGOR" means, with respect to a Contract and the related Receivable, the consumer and any other Person who owes payments under such Contract and the related Receivable in respect of the purchase or refinancing of a Financed Vehicle or such Contract and the related Receivable.

                  "OFFICERS' CERTIFICATE" means a certificate signed by at least one of the Chairman of the Board, the President, the Vice Chairman of the Board, an Executive Vice President, any Vice President, a Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Seller, the Servicer or the Administrator, as appropriate.

                  "OPINION OF COUNSEL" means a written opinion of counsel (who may, except as otherwise expressly provided in the Credit Agreement, be an employee of or counsel to the Seller or the Servicer), which counsel and opinion shall be acceptable to the Lender.

                  "ORGANIZATIONAL DOCUMENTS" means, with respect to any corporation or company, its articles of incorporation, organization, formation or other similar document and its by-laws, operating agreement or other similar document, all as amended, supplemented and otherwise modified from time to time.

                                      13-


                  "ORIGINAL TRANCHE COLLATERAL BALANCE" means, for each Tranche, the sum of the Related Tranche Collateral amounts in clause (ii) of the Initial Advance Amount for all Advances comprising such Tranche.

                  "ORIGINATOR" means the Seller.

                  "OUTSTANDING BALANCE" means, in respect of any Receivable at any date of calculation, the original principal amount owing by the related Obligor under the related Contract less all payments of principal received from time to time in respect of such Receivable up the opening of business on such date of calculation.

                  "OUTSTANDING TRANCHE COLLATERAL BALANCE" means, at the opening of business on any date of calculation, with respect to the Receivables forming part of the Related Tranche Collateral for any Tranche, the aggregate Outstanding Balance of all such Receivables forming part of such Related Tranche Collateral on such day.

                  "OUTSTANDING TRANCHE LOAN BALANCE" means, on any day, with respect to a Tranche, (i) the aggregate Initial Advance Amount for all Advances comprising such Tranche, less (ii) all payments of principal received from time to time in respect of such Tranche up to the opening of business on such date of calculation.

                  "PAYMENT DATE" means the fifteenth (15th) day of each calendar month or, if such day is not a Business Day, the immediately following Business Day; PROVIDED that the Payment Date in respect of the Interest Period which includes the Termination Date shall occur on the Termination Date. The first Payment Date shall be August 15, 2002.

                  "PENDING EVENT OF DEFAULT" means an event which, but for the requirement for the giving of notice, lapse of time, or both, or but for the satisfaction of any other condition subsequent to such event, would constitute an "EVENT OF DEFAULT".

                  "PERMIT"   means   governmental   licenses,    authorizations,
consents, registrations, exemptions, permits and other approvals required by law.

                  "PERMITTED ENCUMBRANCE" has the meaning attributed to such term in Section 6.1(g) of the Credit Agreement.

                  "PERSON" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

                  "PLAN" means at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) "an employer" as defined in Section 3(5) of ERISA.

                  "PAYMENT-TO-INCOME RATIO" means a quotient (expressed as a percentage), the numerator of which is an Obligor's monthly payment for a Financed Vehicle under the related Contract and the denominator of which is such Obligor's monthly income.

                  "PRIME DISCOUNT AMOUNT" means, with respect to each Tranche, an amount equal to 0.5% of the related Initial Advance Amount.

                                      14-


                  "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "PROPERTY" means, with respect to any Person, all or any portion of its undertaking, property and assets (whether real, personal, tangible or intangible).

                  "RATING AGENCIES" means, Moody's and S&P.

                  "RECEIVABLE" means any Contract listed on the Schedule of Receivables and included in the Collateral, and in respect of any such Contract, all amounts payable by the related Obligor, including, without limitation, all rights to payments on account of principal and interest together with all payment obligations thereunder and all moneys received thereon and the security interest in the related Financed Vehicle.

                  "RECEIVABLE FILE" means

         (a) with respect to a Contract for the purchase of a Vehicle by the related Obligor, collectively, the following documents or instruments:

               1. the original fully executed Contract (including, without limitation, each E-Fund Agreement or Note and Security Agreement);

               2. a true and complete copy of the application for the Certificate of Title of the related Financed Vehicle, indicating the Seller, the Borrower or the Secured Party as the sole lienholder or legal owner thereof;

               3. a true and complete copy of the credit application of the related Obligor;

               4. if the related Financed Vehicle is a used Vehicle, a true and complete copy of the duly executed odometer statement (setting forth the elapsed number of miles such Financed Vehicle has been driven at or about the time of the loan by the Seller to the Obligor) with respect to such Financed Vehicle, which statement may be included in the bill of sale;

               5. if there is a co-signer on the Contract, a true and complete copy of the duly executed notice to co-signer delivered to the co-signer, which notice may be set forth in the related E-Fund Agreement;

               6. a true and complete copy of the duly executed service contract or warranty, if any, with respect to the related Financed Vehicle;

               7. if the related Financed Vehicle is a new Vehicle, a true and complete copy of the duly executed bill of sale with respect to such Financed Vehicle;

               8. original fully executed promissory notes and true and complete copies of all letters of credit, agreements, documents and instruments relating to, evidencing, securing or guarantying the loan to the related Obligor;

               9. within 240 days after the related Transfer Date of such Contract, the original Certificate of Title for the related Financed Vehicle, indicating the Seller, the Borrower or the Secured Party as the sole lienholder or legal owner thereof; and

                                      15-


               10. any and all other documents that the Seller shall keep on file, in accordance with its customary procedures, relating to the Sold Assets (including, without limitation, the Receivable and the related Financed Vehicle) or the related Obligor

         (b) with respect to a Contract for the refinance of a Vehicle by the related Obligor:

               1. the original fully executed Note and Security Agreement or other form of Contract, if applicable, together with any modifications or amendments thereto, including, without limitation, any extension agreements;

               2. a true and complete copy of a duly executed power of attorney by the Obligor, authorizing the Seller to register itself as the sole lienholder on the certificate of title for the related Financed Vehicle;

               3. a true and complete copy of the credit application of the related Obligor;

               4. a true and complete copy of the duly executed odometer statement (setting forth the elapsed number of miles such Financed Vehicle has been driven at or about the time of the loan by the Seller to the Obligor) with respect to such Financed Vehicle, which statement may be included in the bill of sale;

               5. if there is a co-signer on the Contract, a true and complete copy of the duly executed notice to co-signer delivered to the co-signer, which notice may be set forth in the related Note and Security Agreement;

               6. original fully executed promissory notes and true and complete copies of all letters of credit, agreements, documents and instruments relating to, evidencing, securing or guarantying the loan to the related Obligor;

               7. within 240 days after the related Transfer Date of such Contract, the original Certificate of Title for the related Financed Vehicle, indicating the Seller, the Borrower or the Secured Party as the sole lienholder or legal owner thereof; and

               8. any and all other documents that the Seller shall keep on file, in accordance with its customary procedures, relating to the Receivable, the related Obligor or the related Financed Vehicle, including, without limitation, any record, in a format acceptable to the Lender (e.g., compact disc), of each draft executed by a prior lender/lienholder setting forth the acknowledgment by such lender/lienholder of the release of its lien.

                  "RECEIVABLES AUCTION OPTION" has the meaning attributed to such term in Section 2.8 of the Credit Agreement.

                  "REFERENCE BANK" has the meaning attributed to such term within the defined term "LIBOR".

                  "REGULATION T, U AND X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "RELATED TRANCHE COLLATERAL" has the meaning attributed to such term in the definition of "TRANCHE", below.

                                      16-


                  "REPORTABLE EVENT" means any of the events set forth in Sections 4043(c) of ERISA, other than those events as to which the notice period is waived under Sections .21, .22, .23, .26, .27, .28 of Pension Benefit Guaranty Corporation Reg. Section 4043.

                  "REQUIRED SWAP SPREAD" means, for each Tranche with a weighted average FICO score (i) from, and including, 640 to, and including, 679, 3.50%;
(ii) from, and including, 680 to, and including 720, 2.50%; and (iii) over 720, 2.00%.

                  "REQUIREMENT OF LAW" means, as to any Person, any law, treaty, regulation, ordinance, decree, judgment, order or similar requirement made or issued under sovereign or statutory authority and applicable to or binding upon that Person, or to which that Person or any of its Property is subject.

                  "RIGHTS" means, as to any Person, any rights of such Person under any applicable Law or in equity.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

                  "SCHEDULE OF CONTRACTS" has the meaning attributed to such term in Section 2.3.3 of the Credit Agreement.

                  "SCHEDULE OF RECEIVABLES" means, collectively, the listing of the Receivables attached to the Seller Assignment, as amended or modified from time to time pursuant to the terms of the Contribution and Sale Agreement.

                  "SCHEDULE OF REMOVED CONTRACTS" has the meaning attributed to such term in Section 2.5.2 of the Credit Agreement.

                  "SCHEDULED HEDGE PAYMENT" means all payments then due under the Hedge Agreement.

                  "SECURED PARTY" means the Lender.

         "SECURITIES ACCOUNT CONTROL AGREEMENT" means the Securities Account Control Agreement, dated as of June 1, 2002, among the Borrower, the Secured Party and Bank One, NA, as securities intermediary, and acknowledged and agreed to by the Servicer, as the same may be supplemented, amended or otherwise modified from time to time in accordance with its terms.

                  "SECURITIZATION" means the issuance and sale, upon not less than five (5) Business Days written notice to the Lender, of asset-backed securities secured directly or indirectly by all or any portion of the Collateral pledged to the Lender pursuant to the Auto Fund Security Agreement and the other Credit Documents.

                  "SECURITY INTEREST" means the security interest granted, and the pledge and assignment made, by the Borrower to the Secured Party under
Article 2 of the Auto Fund Security Agreement.

                  "SELLER" means E-LOAN, Inc., a Delaware corporation, its permitted successors and assigns.

                  "SELLER ASSIGNMENT" has the meaning attributed to such term in
Section 2.1 of the Contribution and Sale Agreement.

                                      17-


                  "SELLER CERTIFICATE" means a seller certificate substantially in the form of Schedule C to the Credit Agreement.

                  "SELLER'S COUNSEL" means Mayer, Brown, Rowe & Maw.

                  "SERVICER" means Systems & Services Technologies, Inc., a Delaware corporation, together with its permitted successors and assigns.

                  "SERVICER DEFAULT" has the meaning attributed to such term in the Servicing and Custodian Agreement.

                  "SERVICING AND CUSTODIAN AGREEMENT" means the Servicing and Custodian Agreement, dated as of June 1, 2002, among the Borrower, the Servicer and the Secured Party, as the same may be supplemented, amended or otherwise modified from time to time in accordance with its terms.

                  "SERVICING AND CUSTODIAN FEE" has the meaning attributed to such term in the Servicing and Custodian Agreement, and which, in any event shall not exceed on each Payment Date an amount equal to (i) 0.50% divided by 12, multiplied by (ii) the Aggregate Outstanding Balance on such Payment Date.

                  "SOLD ASSETS" means all of the following:

                  (a) the Receivables, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all rights to payment and moneys paid thereunder on or after the applicable Cutoff Date, and the related Receivables Files;

                  (b) the security interests or Liens in the Financed Vehicles or any other property granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles or other property, together with any and all interests of the Seller in any and all security interests granted in connection with such Receivables, Financed Vehicles or other property;

                  (c) all guarantees or other credit support supporting or securing payment of any amount due under a Receivable and any proceeds with respect to the Receivables from any guaranties or other credit support or claims on insurance policies covering Financed Vehicles or Obligors;

                  (d) any agreements with a Dealer, Eligible Non-Franchise Dealer or manufacturer of a Financed Vehicle to the extent any such agreement relates to such Financed Vehicle and any payments, income and proceeds from recourse to Dealers, Eligible Non-Franchise Dealers or manufacturers with respect to the Receivables; and

                  (e) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, income from and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, general intangibles, payment intangibles, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any and all of the foregoing.

                                      18-


                  "SOLVENT" means, with respect to any Person, that each of the following is correct:

                  (f) the assets of such Person, at a fair valuation, exceed the total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person;

                  (g)  based  on  current  expectations,   which  are  based  on
         underlying assumptions which provide a reasonable basis for the projections and which reflect such Person's judgment based on present circumstances of the most likely set of conditions and such Person's most likely course of action for the period projected (which may require a refinancing of assets), such Person believes it has sufficient cash flow to enable it to pay its debts as they mature;

                  (h) such Person does not have an unreasonably small capital with which to engage in its anticipated business; and

                  (i) such Person is generally not in default as to its obligations to pay principal and interest or other payments.

                  "STATE" means any one of the 50 states of the United States of America or the District of Columbia.

                  "SUBSIDIARY" means, with respect any Person, any other Person of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "SWAP SPREAD" means the difference of (i) the weighted average (weighted based on the Outstanding Balance of the Receivables) APR of the Aggregate Outstanding Balance minus (ii) the weighted average (weighted based on the notional amount of the Hedge Agreements as of the related date of determination) of the fixed interest rates payable by the Borrower under the Hedge Agreements.

                  "SWAP SPREAD DEFICIENCY" has the meaning attributed to such term in Section 2.6.2 of the Credit Agreement.

                  "TANGIBLE NET WORTH" means, with respect to the Seller, total assets minus all indebtedness, obligations or liabilities of the Seller (excluding indebtedness, obligations or liabilities which are subordinated to obligations of the Seller to the Lender) all determined in accordance with GAAP; PROVIDED, HOWEVER, for purposes of any computation of Tangible Net Worth, "assets" shall not include (i) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), (ii) patents, trademarks, trade names, copyrights, and franchises, (iii) Debt owed by any Affiliate of the Seller, and (iv) all other similar assets which would be classified as intangible assets under GAAP.

                  "TARGET TRANCHE LOAN BALANCE" means, for each Tranche and each Payment Date, the Outstanding Tranche Collateral Balance (at the opening of business on the first day of the Monthly Period in which such Payment Date occurs) thereof minus an amount equal to the product of one percent (1%) times the Original Tranche Collateral Balance thereof.

                                      19-


                  "TAXES" means all taxes, assessments, fees, levies, imposts, duties, deductions, withholdings, or other charges of any nature whatsoever from time to time or at any time imposed by any Law or Governmental Authority.

                  "TERMINATION DATE" means the earlier to occur of (i) the Maturity Date, (ii) the date on which an Event of Default occurs, (iii) after August 1, 2002, the first Business Day immediately following any three month period in which the Seller fails to sell to the Borrower and the Borrower fails to pledge as Collateral to the Lender at least $75,000,000 of Eligible Contracts and (iv) the date on which the Credit Agreement is otherwise terminated in accordance with its terms.

                  "TRANCHE" means all Advances made during any Monthly Period. Each Tranche shall have a related, identified pool of Sold Assets (the "RELATED TRANCHE COLLATERAL") pledged by the Borrower to the Lender as Collateral hereunder in the Monthly Period in which such Advances were made. Each pool of Related Tranche Collateral shall be earmarked by the Servicer by the month in which it is pledged and shall have its performance tracked and reported as a monthly pool, separate from any other monthly pool, but all Related Tranche Collateral shall constitute Collateral for all Advances made under the Credit Agreement.

                  "TRANSFER DATE" means any Business Day on which the Seller sells Sold Assets to the Buyer pursuant to the Contribution and Sale Agreement, including, without limitation, the Closing Date.

                  "TRANSFER OPINION" has the meaning attributed to such term in Section 7.3(g) of the Credit Agreement.

                  "UCC"  OR   "UNIFORM   COMMERCIAL   CODE"  means  the  Uniform
Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

                  "U.S. DOLLARS" AND "U.S. $" means lawful money of the United Sates of America.

                  "VEHICLE" means a new or used passenger automobile, sport utility vehicle, light-duty truck, van or minivan which has been purchased or financed by an Obligor pursuant to the provisions of a Contract.

                                   SCHEDULE L

                          FORM OF REVOLVING CREDIT NOTE

UP TO $600,000,000                                            New York, New York
                                                                   June __, 2002


                  FOR VALUE RECEIVED, the undersigned, E-LOAN AUTO FUND ONE, LLC, a Delaware limited liability company (the "BORROWER"), for value received, hereby unconditionally promises to pay to the order of MERRILL LYNCH BANK USA ("Lender"), on the date specified in Section 2.7 of the Credit Agreement (as hereinafter defined), in lawful money of the United States of America and in immediately available funds, the principal amount of Six Hundred Million Dollars ($600,000,000), or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to the Credit Agreement and the Auto Fund Security Agreement and to pay interest (including any overdue interest) at the office of the Lender (as specified in the Credit Agreement), in like money, from the date hereof on the unpaid principal amount of such Advances from time to time outstanding at the rates and on the dates specified in the Credit Agreement and the Auto Fund Security Agreement.

                  The Lender shall make notations in its books and records regarding the date, amount and maturity of each Advance made by the Lender and the amount of each repayment or prepayment of principal and payment of interest made by the Borrower with respect to such Advance. The Lender is irrevocably authorized by the Borrower to endorse this Revolving Credit Note and such Lender's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Lender to make, or an error in making, such a notation with respect to any Advance shall not limit or otherwise affect the Obligations of the Borrower hereunder or under this Revolving Credit Note.

                  This Revolving Credit Note is the "Note" referred to in the Credit Agreement, dated as of June 1, 2002 (as amended, supplemented, or otherwise modified and in effect from time to time, the "CREDIT Agreement"), by and among the Borrower, E-LOAN, Inc. and Merrill Lynch Bank USA, and is entitled to the benefits thereof. Capitalized terms used herein and not defined herein have the meanings given them in the Credit Agreement.

                  Payments on this Revolving Credit Note shall be applied in the manner set forth in the Credit Agreement. This Revolving Credit Note is subject to optional and mandatory prepayment as provided in the Credit Agreement and the Auto Fund Security Agreement.

                  Upon the occurrence of an Event of Default, the Lender shall have all of the remedies specified in the Credit Agreement and the Auto Fund Security Agreement and all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Lender, be immediately due and payable pursuant to the Credit Agreement. The Borrower hereby waives diligence, presentment, demand, protest, and all notices of any kind and, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demands hereunder.

                  THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES; PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY, AND THE OBLIGATIONS,

                                       2-

RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                            [Signature page follows.]

                  IN WITNESS WHEREOF, Borrower has caused this Revolving Credit Note to be duly executed and delivered by its duly authorized officer, as of the date and place first written above.

                                           E-LOAN AUTO FUND ONE, LLC


                                           By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------